SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THE FIRST AMERICAN CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2007

Dear Fellow Shareholder:

You are cordially invited to attend our annual meeting of shareholders at 2:00 p.m., Pacific Time, on Thursday, May 24, 2007, at the executive offices of The First American Corporation, located at 1 First American Way, Santa Ana, California 92707.

With this letter, we are including the notice for the annual meeting, the proxy statement, the proxy card and our 2006 Annual Report. We also have included a map and directions to our executive offices on the inside back cover of the proxy statement.

We have made arrangements for you to vote your proxy over the Internet or by telephone, as well as by mail with the traditional proxy card. The proxy card contains instructions on these methods of voting.

Your vote is important. Whether or not you plan on attending the annual meeting on May 24, 2007, we hope you will vote as soon as possible.

Thank you for your ongoing support of, and continued interest in, The First American Corporation.

Parker S. Kennedy

Chairman of the Board and

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 24, 2007

The annual meeting of shareholders of The First American Corporation, a California corporation (the “Company”), will be held at 2:00 p.m., Pacific Time, on Thursday, May 24, 2007, at the executive offices of the Company, located at 1 First American Way, Santa Ana, California 92707, for the following purposes:

1.	To elect 14 persons to serve on our Board of Directors for the next year.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 30, 2007, are entitled to notice of the meeting and an opportunity to vote.

We hope that you will be present at the meeting to vote in person. However, if you are unable to attend the meeting and vote in person, please submit a proxy as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone or (3) by mail. For specific instructions, please refer to the questions and answers commencing on page 2 of the proxy statement and the instructions on the proxy card.

Kenneth D. DeGiorgio

Senior Vice President, General Counsel

Santa Ana, California

April 10, 2007

PROXY STATEMENT

Solicitation of Proxies by the Board of Directors

Our Board of Directors is soliciting proxies from holders of our common shares for use at the annual meeting of our shareholders to be held on May 24, 2007, at 2:00 p.m., Pacific Time. The meeting will be held at the executive offices of The First American Corporation, a California corporation (the “Company” or “First American”), located at 1 First American Way, Santa Ana, California 92707. We have included a map and directions to our executive offices on the inside back cover of the proxy statement for your convenience.

The approximate date on which this proxy statement and the enclosed proxy card, notice of annual meeting, chairman’s letter and 2006 Annual Report will be first mailed to our shareholders is April 13, 2007.

The remainder of this proxy statement has been divided into three sections. You should read all three sections.

I.	Questions and answers: This section provides answers to a number of frequently asked questions.

II.	Proposals to be voted on: This section provides information relating to the proposals to be voted on at the shareholders’ meeting.

III.	Required information: This section contains information that is required by law to be included in this proxy statement and which has not been included in Sections I or II.

I. QUESTIONS AND ANSWERS

Why have I been sent these proxy materials?

Our Board has sent you this proxy statement and the accompanying proxy card to ask for your vote, as a shareholder of our Company, on certain matters that will be voted on at the annual meeting.

What matters will be voted on at the meeting?

•	the election of 14 individuals to serve as directors of our Company for the next year;

•	the ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the 2007 fiscal year; and

•	any other business properly raised at the meeting.

At the time this proxy statement was mailed, our Board did not know of any other matters to be voted on at the annual meeting.

Who is entitled to vote?

Shareholders of record as of the close of business on March 30, 2007, the record date, or those with a valid proxy from a bank, brokerage firm or similar organization that held our shares on the record date are entitled to vote on the matters to be considered at the annual meeting.

Who is a shareholder of record?

A shareholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.

How many shares are entitled to vote at the meeting?

As of the record date, 96,782,108 of our common shares, par value $1.00 per share, were issued, outstanding and entitled to vote at the meeting.

How many votes do I have?

Each common share is entitled to one vote on each proposal. However, if cumulative voting applies for the election of directors, you will be entitled to cast more than one vote for each nominee. See “What does it mean to cumulate a vote?” on page 2 below.

How many votes are needed to elect each director?

Those candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected directors.

What does it mean to cumulate a vote?

In elections for directors, California law provides that a shareholder, or his or her proxy, may cumulate votes. That is, each shareholder has a number of votes equal to the number of shares owned, multiplied by 14 (the number of directors to be elected), and the shareholder may cumulate such votes for a single candidate, or distribute such votes among as many candidates as he or she deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been properly placed in nomination prior to the voting, and only if the shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes for the candidates in nomination. If one shareholder provides such notice, all shareholders may then vote cumulatively. Unless you give different instructions, your proxy gives discretionary authority to the appointees to vote your shares cumulatively. Cumulative voting does not apply to any proposal other than the election of directors.

Who are the director nominees?

The 14 nominees are:

Hon. George L. Argyros	James L. Doti	Frank E. O’Bryan	Virginia M. Ueberroth
Gary J. Beban	Lewis W. Douglas, Jr.	Roslyn B. Payne	Mary Lee Widener
J. David Chatham	D. P. Kennedy	D. Van Skilling
Hon. William G. Davis	Parker S. Kennedy	Herbert B. Tasker

See pages 7 through 9 for biographical information regarding the nominees.

How many votes are needed to ratify PwC as the Company’s independent registered public accounting firm?

A majority of the shares present and entitled to vote at the annual meeting are needed to ratify PwC as the Company’s independent registered public accounting firm.

What happens if the Company’s choice of PwC as its independent registered public accounting firm is not ratified by shareholders?

If the shareholders do not ratify PwC as the Company’s independent registered public accounting firm for the 2007 fiscal year, the Audit Committee of the Board will reconsider its choice of PwC as the Company’s independent registered public accounting firm and may retain a different independent registered public accounting firm; however, the Audit Committee may nonetheless determine that it is in the Company’s and its shareholders’ best interests to retain PwC as the Company’s independent registered public accounting firm. Additionally, even if the shareholders ratify the Audit Committee’s selection of PwC as the Company’s independent registered public accounting firm, the Audit Committee may at any time determine that it is in the Company’s and its shareholders’ best interests to retain a different independent registered public accounting firm.

How do I vote?

You can vote on matters that properly come before the meeting in one of four ways:

You may vote by mail.

You do this by signing and dating the proxy card and mailing it in the enclosed, prepaid and addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote by telephone.

You do this by following the instructions accompanying the proxy card. If you vote your proxy by telephone, you do not have to mail in your proxy card. Some shareholders may not be able to vote their proxy by telephone.

You may vote on the Internet.

You do this by following the instructions accompanying the proxy card. If you vote your proxy on the Internet, you do not have to mail in your proxy card. Some shareholders may not be able to vote their proxy on the Internet.

You may vote in person at the meeting.

You can vote in person at the meeting. However, if you hold your shares in street name (in the name of a bank, broker or some other nominee), you must request and receive a legal proxy from the record owner prior to the meeting in order to vote at the meeting.

What happens if I sign and return my proxy card, but don’t mark my votes?

Parker S. Kennedy, D.P. Kennedy or Kenneth D. DeGiorgio, our chairman, chairman emeritus and general counsel, respectively, will vote your shares in their discretion as proxies.

Can I revoke my proxy?

You have the power to revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing and returning another proxy with a later date;

•	submitting written notice of your revocation to our secretary at our mailing address on the cover page of this proxy statement;

•	voting your proxy by telephone or on the Internet (only your latest proxy is counted); or

•	voting in person at the meeting.

What happens if my shares are held under the name of a brokerage firm?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers’ unvoted shares on certain “routine” matters, including the election of directors. If you do not provide voting instructions to your brokerage firm, your brokerage firm may either:

•	vote your shares on routine matters; or

•	leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm. This ensures that your shares will be voted at the meeting. You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

Who will count the votes?

An employee of First American will serve as the inspector of elections and count the votes.

What does it mean if I get more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What constitutes a “quorum?”

A “quorum” refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. A majority of the outstanding common shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Without a quorum, no business may be transacted at the annual meeting. However, whether or not a quorum exists, a majority of the voting power of those present at the annual meeting may adjourn the annual meeting to another date, time and place. Abstentions and broker nonvotes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

What is a “broker nonvote” and how is it treated?

A “broker nonvote” occurs with respect to a proposal to be voted on if a broker or other nominee does not have the discretionary authority to vote shares and has not received voting instructions from the beneficial owners with respect to such proposal. Broker nonvotes are treated as present for purposes of establishing the presence or absence of a quorum. A broker nonvote on the election of directors or the ratification of the choice of PwC as our Company’s independent registered public accounting firm will not affect the results of the vote on such matters, since no absolute number of affirmative votes is required for passage of the election of directors and broker nonvotes are not counted for or against the ratification proposal.

How are abstentions treated?

Abstentions are equivalent to “no” votes for all proposals other than the election of directors, since they are counted as present and entitled to vote. Because directors are elected by a plurality of the votes cast, abstentions have no effect on the election of directors.

What percentage of stock do the directors and executive officers own?

Together, they owned approximately 6.3% of our common shares as of the record date. See pages 10 through 12 for more details.

When are shareholder proposals for our next annual meeting due in order to be included in the proxy statement?

We will consider proposals submitted by shareholders for inclusion in the proxy statement for the annual meeting to be held in 2008 if they are received no later than December 14, 2007. See pages 53 and 54 for more details.

Who is paying the cost of preparing, assembling and mailing the notice of the annual meeting of shareholders, proxy statement and form of proxy, and the solicitation of the proxies?

First American. We will also pay brokers and other nominees for the reasonable expenses of forwarding solicitation materials to their customers who own our common shares.

Who may solicit proxies?

In addition to this proxy statement, our directors, officers and other regular administrative employees may solicit proxies. None of them will receive any additional compensation for such solicitation. Morrow & Company, Inc., 470 West Avenue, Stamford, Connecticut 06902, has been engaged by the Company to solicit proxies at an estimated cost of $6,500 plus reimbursement of reasonable expenses.

How will solicitors contact me?

People soliciting proxies may contact you in person, by mail, by telephone, by e-mail or by facsimile.

Does our Board have any recommendations with respect to the listed proposals?

Our Board recommends you vote “FOR”: (1) the election of all 14 of its nominees for director; and (2) the ratification of PwC as our Company’s independent registered public accounting firm for the 2007 fiscal year.

Who are the largest principal shareholders outside of management?

The following table lists, as of the record date, the persons or groups of shareholders who are known to us to be the beneficial owners of 5% or more of the Company’s common shares. The information regarding beneficial owners of 5% or more of the Company’s common shares was gathered by us from the filings made by such owners with the Securities and Exchange Commission (the “SEC”) or from informal sources. Shares that may be acquired within 60 days are treated as outstanding for purposes of determining the amount and percentage beneficially owned. This table does not include shares beneficially owned by our directors and officers and entities controlled by them. See the table entitled “Security Ownership of Management” on pages 10 through 12 for that information.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Fidelity Management Trust Company	9,570,693	(1)	9.9%
Glenview Capital Management, LLC	5,312,800	(2)	5.5%

(1)	The shares set forth in the table are held by Fidelity Management Trust Company as trustee pursuant to The First American Corporation 401(k) Savings Plan. The investment options available to participants in the plan include a “Company Stock Fund,” which invests in the Company’s common shares. In addition, effective December 1, 2001, the Employee Profit Sharing and Stock Ownership Plan, which included individual accounts to which shares acquired by the former trustees of that plan had been allocated (the “ESOP”), was merged into our 401(k) Savings Plan and the shares held in the former plan became held by Fidelity as trustee of the merged plans. Thus, the table reflects the ESOP accounts as well as accounts in the Company Stock Fund. The governing documents require the trustee to vote the shares as directed by the plan participants for whose benefit the shares are held. The transfer agent will tabulate the voting directions of all participants who wish to provide such directions to Fidelity. Neither the transfer agent nor Fidelity will provide the individual or aggregate participant voting directions to First American, unless otherwise required by law. Shares for which no direction is received by the trustee from the participants are voted in the same proportion as are the shares for which directions are received. The trustee’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)

According to the Schedule 13G filed on March 23, 2007, by Glenview Capital Management, LLC (“Glenview Capital Management”), Glenview Capital GP, LLC (“Glenview Capital GP”), and Lawrence M. Robbins, as of March 22, 2007, each of Glenview Capital Management and Mr. Robbins may be deemed to be the beneficial owner of 5,312,800 shares, and Glenview Capital GP may be deemed to be the beneficial owner of 5,103,200 shares. The address of the principal business office of each of Glenview Capital Management, Glenview Capital GP and Mr. Robbins is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

II. PROPOSALS

Item 1. Election of Directors

Our bylaws require that directors be elected annually and that the number of directors be not less than 9 nor more than 17. The bylaws currently fix the number of directors at 14. The 14 persons named below are nominated for election as directors to serve until the next annual meeting or as soon thereafter as their successors are duly elected and qualified. The 14 nominees receiving the highest number of votes will be elected to the Board.

Votes by the Company’s proxy holders will be cast in such a way as to effect the election of all nominees listed below or as many as possible under the rules of cumulative voting. Unless otherwise specified by you in your proxy card, the proxies solicited by our Board will be voted “FOR” the election of these nominees. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by our Board. Our Board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

The following list provides information with respect to each person nominated and recommended to be elected by our Board. See the section entitled “Security Ownership of Management,” which begins on page 10, for information pertaining to stock ownership of the nominees. Except for D. P. Kennedy, who is Parker S. Kennedy’s father, there are no family relationships among any of the nominees for director or any of the executive officers of the Company. Pursuant to a contract, our Company is required to recommend one nominee of Experian Information Solutions, Inc., a member of our First American Real Estate Solutions LLC subsidiary, to our nominating committee as a candidate for election to our Board. Currently, our Company owns eighty percent of the membership interests in this subsidiary and Experian owns the remaining twenty percent. Mr. Skilling, information about whom is presented in the following table, was appointed to the Board in 1998 as Experian’s nominee. Mr. Skilling has had no relationship with Experian since 1999. There are no other arrangements or understandings between any nominee and any other person pursuant to which any nominee was or is to be selected as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES:

Name	Age	Principal Occupation(s) Since 2001 (arranged by title, company & industry)	Director Since		Directorships Held in Other Public Companies(1)

Hon. George L. Argyros	70	Chairman and Chief Executive Officer Arnel & Affiliates diversified investment company	2005	(2)	DST Systems, Inc.

Gary J. Beban	60	Senior Executive Managing Director CB Richard Ellis, Inc. commercial real estate services	1996		None

J. David Chatham	56	President and Chief Executive Officer Chatham Holdings Corporation real estate development and associated industries	1989		First Advantage Corporation

Hon. William G. Davis	77	Counsel Torys LLP legal services	1992		None

James L. Doti	60	President and Donald Bren Distinguished Chair of Business and Economics Chapman University education	1993		Fleetwood Enterprises, Inc. and Standard Pacific Corp.

Lewis W. Douglas, Jr.	82	Chairman Stanley Energy, Inc. oil exploration	1971	(3)	None

Name	Age	Principal Occupation(s) Since 2001 (arranged by title, company & industry)	Director Since	Directorships Held in Other Public Companies(1)

D. P. Kennedy	88	Chairman Emeritus (2003 to present) Chairman of the Board (1993-2003) The First American Corporation business information and related products and services	1956	None

Parker S. Kennedy	59	Chairman of the Board and Chief Executive Officer (2003 to present) President (1993-2004) The First American Corporation business information and related products and services Chairman of the Board (1999 to present) President (1989-1999) First American Title Insurance Company, a subsidiary of our Company title insurance and services	1987	First Advantage Corporation

Frank E. O’Bryan	73	Private Investor (2004 to present) Chairman of the Board (1997-2003) WMC Mortgage Corporation mortgage lending	1994	Standard Pacific Corp. and Ares Capital Corporation

Roslyn B. Payne	60	President Jackson Street Partners, Ltd. real estate venture capital and investments	1988	None

D. Van Skilling	73	President (1999 to present) Skilling Enterprises private investments Chairman and Chief Executive Officer (1996-1999) Experian Information Solutions, Inc. information services and solutions for direct marketing and credit industries	1998	First Advantage Corporation, Lamson & Sessions Co. and ONVIA, Inc. (4)

Herbert B. Tasker	70	Chairman and Chief Executive Officer (2005 to present) Mason McDuffie Mortgage Corporation mortgage banking Mortgage Industry Consultant (2004 - 2005) Vice Chairman and Managing Director (1999-2004) Centre Capital Group, Inc. mortgage conduit	2002	None

Virginia M. Ueberroth	67	Chairman Ueberroth Family Foundation philanthropy	1988	None

Name	Age	Principal Occupation(s) Since 2001 (arranged by title, company & industry)	Director Since	Directorships Held in Other Public Companies(1)

Mary Lee Widener	68	President and Chief Executive Officer (1974 to present) Neighborhood Housing Services of America, Inc. nonprofit housing finance agency	2006	The PMI Group, Inc.

(1)	For these purposes, “Public Company” refers to a company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

(2)	Mr. Argyros was a director of our Company from 1988 to 2001 and was the United States Ambassador to Spain and Andorra from 2001 to 2004.

(3)	Mr. Douglas also was a director of our Company from 1961 to 1967.

(4)	Mr. Skilling also was a director of McData Corporation until February 1, 2007.

Item 2. Ratification of Selection of Independent Auditor

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Representatives of PwC are expected to be present at the annual meeting, and, if they do attend the annual meeting, will have an opportunity to make a statement and be available to respond to appropriate questions.

Selection of our independent registered public accounting firm is not required to be submitted for shareholder approval, but the Audit Committee is seeking ratification of its selection of PwC from our shareholders as a matter of good corporate governance. If the shareholders do not ratify this selection, the Audit Committee will reconsider its selection of PwC and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and those of its shareholders.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PwC as the Company’s independent registered public accounting firm for the 2007 fiscal year.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOREGOING PROPOSAL TO RATIFY THE SELECTION OF PwC AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

III.    REQUIRED INFORMATION

Security Ownership of Management

The following table sets forth as of the record date the total number of our common shares beneficially owned and the percentage of the outstanding shares so owned by:

•	each director (and each nominee for director);

•	each named executive officer; and

•	all directors and executive officers as a group.

Unless otherwise indicated in the notes following the table, the shareholders listed in the table are the beneficial owners of the listed shares with sole voting and investment power (or, in the case of individual shareholders, shared power with such individual’s spouse) over the shares listed. Shares subject to rights exercisable within 60 days after the record date are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.

Shareholders	Number of Common shares	Percent if greater than 1%
Directors
George L. Argyros(1)	1,109,613	1.1%
Gary J. Beban	11,751	—
J. David Chatham	39,389	—
Hon. William G. Davis	18,950	—
James L. Doti	18,083	—
Lewis W. Douglas, Jr.	44,610	—
D. P. Kennedy(2)	23,633	—
Parker S. Kennedy(2)	3,512,660	3.6%
Frank E. O’Bryan	42,220	—
Roslyn B. Payne(3)	88,295	—
D. Van Skilling(4)	31,000	—
Herbert B. Tasker	18,078	—
Virginia M. Ueberroth(5)	110,000	—
Mary Lee Widener	200	—

Named executive officers who are not directors
Craig I. DeRoy	110,769	—
Frank V. McMahon(6)	83,612	—
Dennis J. Gilmore	172,993	—
Gary L. Kermott	220,658	—
Barry M. Sando	136,638	—
Thomas A. Klemens(7)	415,380	—
Max O. Valdes(8)	9,678	—

All directors and nominees, all named executive officers and other executive officers as a group (25 persons)	6,232,951	6.3%

The shares set forth in the table above include those that the individuals have the right to acquire within 60 days of March 30, 2007, the record date for this meeting, as follows:

Individual	Shares
George L. Argyros	5,000
Gary J. Beban	9,750
J. David Chatham	18,500
Hon. William G. Davis	18,500
James L. Doti	5,000

Individual	Shares
Lewis W. Douglas, Jr.	18,500
D. P. Kennedy	5,000
Parker S. Kennedy	310,000
Frank E. O’Bryan	18,500
Roslyn B. Payne	18,500
D. Van Skilling	18,500
Herbert B. Tasker	5,000
Virginia M. Ueberroth	5,000
Mary Lee Widener	0

Craig I. DeRoy	102,000
Frank V. McMahon(6)	66,785
Dennis J. Gilmore	160,500
Gary L. Kermott	170,000
Barry M. Sando	132,000
Thomas A. Klemens(7)	261,478
Max O. Valdes (8)	7,000

(1)	Includes 235,534 shares held in the Argyros Family Trust for the benefit of Mr. Argyros and his family members and over which Mr. Argyros has voting and dispositive power; 3,400 shares held by Mr. Argyros as trustee, with investment power over such securities, of a trust for the benefit of a family member; 3,900 shares held in a trust for the benefit of another family member for which Mr. Argyros does not serve as trustee but over which Mr. Argyros has investment power; 125 shares held in a Uniform Transfers to Minors Act custodial account for which Mr. Argyros serves as the custodian; 7,513 shares held by a trust for which Mr. Argyros is not a trustee, over which Mr. Argyros may be deemed to have investment power; 720,041 shares held by a nonprofit corporation whose six-member board of directors includes Mr. Argyros and his wife, which board directs the voting and disposition of such shares; 18,800 shares held by another nonprofit corporation with a five-member board, including Mr. Argyros, having similar voting and dispositive power; and an aggregate of 114,700 shares held by two companies of which Mr. Argyros is the sole shareholder, chief executive officer and a director. Mr. Argyros disclaims beneficial ownership of all shares included in the table which are held by the nonprofit corporations or by trusts for which Mr. Argyros is not the beneficiary.

(2)	Of the shares credited to Parker S. Kennedy, chairman of the board and chief executive officer of First American, 5,200 shares are held directly and 3,186,566 shares are held by Kennedy Enterprises, L.P., a California limited partnership of which Parker S. Kennedy is the sole general partner and D. P. Kennedy, Parker S. Kennedy’s father, is one of the limited partners. The limited partnership agreement pursuant to which the partnership was formed provides that the general partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, including the power to vote securities held by the partnership, provided that the general partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of First American without the prior written consent of all of the limited partners. Of the shares held by the partnership, 462,197 are allocated to the capital accounts of Parker S. Kennedy and 1,851,067 are allocated to the capital account of D. P. Kennedy. The balance of the shares held by the partnership is allocated to the capital accounts of the other limited partners, who are relatives of the Kennedys. Except to the extent of his voting power over the shares allocated to the capital accounts of the limited partners, Parker S. Kennedy disclaims beneficial ownership of all shares held by the partnership other than those allocated to his own capital accounts.

(3)	Includes 7,500 shares held by a nonprofit corporation of which Ms. Payne and her spouse serve as officers and directors. In her capacity as an officer of that corporation, Ms. Payne has the power, as do certain other officers, to direct the voting and disposition of the shares.

(4)	Includes 2,365 shares held by a nonprofit corporation for which Mr. Skilling serves as a director and officer. In his capacity as an officer, Mr. Skilling has the power to direct the voting and disposition of such shares.

Also includes 2,356 shares held in three trusts for which Mr. Skilling serves as the trustee. In this position, Mr. Skilling has the power to direct the voting and disposition of the shares.

(5)	The shares set forth in the table include 5,000 shares held by a nonprofit corporation of which Ms. Ueberroth is an officer and whose six-member board of directors is composed of Ms. Ueberroth and her husband and children. In her capacity as an officer of that corporation, Ms. Ueberroth has the power, as do certain other officers, to direct the voting and disposition of the shares.

(6)	Mr. McMahon commenced employment as the Company’s vice chairman and chief financial officer on March 31, 2006.

(7)	Mr. Klemens passed away on January 3, 2006. The shares set forth in the table reflect Mr. Klemens’ holdings as of that date, and include shares underlying options which immediately vested on that date pursuant to the terms of the plan and related agreements governing such options.

(8)	Mr. Valdes is included as a “named executive officer” under applicable rules because he acted in the capacity of the Company’s principal financial officer between January 3, 2006, when Mr. Klemens passed away, and March 31, 2006, when Mr. McMahon assumed that role.

Board and Committee Meetings

Our Board held thirteen meetings during 2006. Each director attended 75% or more of the meetings of the Board and the committees on which the director served, if any, except for Mr. Argyros, who attended 74% of his meetings, and Ms. Ueberroth, who attended 72% of her meetings. From time to time, our Board may act by unanimous written consent as permitted by the laws of the State of California.

Audit Committee

The members of the Audit Committee are Messrs. Chatham (chairman), Skilling and Tasker and Ms. Payne. The functions performed by this committee include selecting our independent registered public accounting firm, directing and supervising investigations into matters within the scope of its duties, reviewing with the independent registered public accounting firm the plan and results of its audit, determining the nature of other services to be performed by, and fees to be paid to, such firm and reviewing internal auditing procedures and results. During 2006, our Audit Committee met twenty-one times. This committee’s charter is posted in the corporate governance section of our Web site at www.firstam.com, and is also available in print to any shareholder who requests it. Such request should be sent to the secretary at our address indicated on the first page of this proxy statement. Our Board of Directors has determined that Messrs. Skilling and Tasker and Ms. Payne are audit committee financial experts within the meaning of the SEC’s rules and regulations and that each member of the Audit Committee meets the requirement of independence established in the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards.

Compensation Committee

The members of the Compensation Committee are Messrs. Argyros, Beban, Davis, Doti and Douglas (chairman). This committee establishes compensation rates and procedures with respect to our executive officers, including bonus awards, monitors our equity compensation plans and makes recommendations to the Board regarding director compensation. During 2006, our Compensation Committee met six times. This committee’s charter is posted in the corporate governance section of our Web site at www.firstam.com, and is also available in print to any shareholder who requests it. Such request should be sent to the secretary at our address indicated on the first page of this proxy statement.

Nominating and Corporate Governance Committee

The members of this committee are Messrs. Davis (chairman), Douglas and Skilling and Ms. Ueberroth. This committee is responsible for identifying individuals qualified to become directors of our Company; recommending that the Board select the nominees identified by the committee for all directorships to be filled by the Board or by the shareholders; and developing, recommending to the Board and periodically reviewing the corporate governance principles applicable to our Company. This committee held three meetings during 2006. This committee’s charter is posted in the corporate governance section of our Web site at www.firstam.com, and is also available in print to any shareholder who requests it. Such request should be sent to the secretary at our address indicated on the first page of this proxy statement. The committee believes that it has adequate perspectives and resources, including the ability to retain any search firm, to assess the need for additional or new directors and for identifying and evaluating potential candidates for nomination to stand for election as directors. Indeed, this is among the primary purposes for which this committee was formed. Accordingly, at this time the committee will not consider nominees recommended by shareholders unless our Company is legally required to do so, such as by contract. As stated in the above-mentioned charter, in identifying candidates for membership on our Board, the committee takes into account all factors it considers appropriate, including some or all of the following: strength of character, an inquiring and independent mind, practical wisdom, mature judgment, career specialization, relevant technical skills, reputation in the community, diversity and the extent to which the candidate would fill a present need on the Board. The committee makes recommendations to the full Board as to whether or not incumbent directors should stand for re-election. However, if our Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of such directors would not be subject to the committee process for identifying and evaluating nominees for director. The committee conducts all inquiries it deems necessary and appropriate into the background and qualifications of possible candidates and may engage a search firm to assist in identifying potential candidates for nomination.

Independence of Directors

Our Board has affirmatively determined that each member of the three committees described above and each member of our Board, except D. P. Kennedy, Parker S. Kennedy and Mary Lee Widener (who are not independent), is “independent” as that term is defined in the corporate governance rules of the New York Stock Exchange for listed companies, and that each member of the Audit Committee is independent under the additional standards applicable to that committee. In making these determinations, our Board considered the following relationships between directors and the Company: Messrs. Argyros and Beban and Ms. Payne are affiliated with entities that do business with the Company in the ordinary course from time to time; Mr. Davis is of counsel to a Canadian law firm that has been retained by the Company from time to time, although his compensation is not affected by the Company’s relationship with that firm; and each of Messrs. Doti and Argyros and Ms. Ueberroth is affiliated with a nonprofit organization to which the Company has made donations from time to time. Each of the relationships above, while considered by the Board, falls within the Company’s categorical independence standards contained in its corporate governance guidelines, which are available on the corporate governance section of our Web site at www.firstam.com. In addition to those standards, our Board has categorically determined that reimbursed perquisites received by members of the Board do not constitute material relationships and therefore do not affect director independence under applicable rules. Mr. Tasker reimbursed the Company for the value of past perquisites received in satisfaction of this categorical standard. As previously disclosed, Mr. O’Bryan occupies space within the building housing our principal office, for which he pays the Company rent at a market rate.

Lead Director

Our Board has elected D. Van Skilling as its lead non-management director effective May 24, 2007. Mr. Skilling will replace William G. Davis, who resigned from that position effective as of that same date. The lead director is responsible for chairing the regularly scheduled executive sessions of the non-management directors, which are those directors who are not officers of our Company.

Director Attendance at Annual Meetings

Our directors are expected to attend the annual meetings of our shareholders. Each of the 13 of our current directors who were then in office attended last year’s annual meeting. Ms. Widener, who was then a nominee for director, was unable to attend last year’s annual meeting.

Shareholder and Interested Party Communications with Directors

Shareholders and other interested parties may communicate directly with any or all of the non-management directors of our Company by writing to such director(s) at the business addresses provided under each director’s name in the corporate governance section of our Web site at www.firstam.com. Directors receiving such communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our Company, to the full Board or to an appropriate committee of the Board.

The Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and for the submission by our employees of concerns regarding questionable accounting or auditing matters. Our 24-hour, toll-free hotline is available for the submission of such concerns or complaints at 1-800-589-3259. Individuals wishing to remain anonymous or to otherwise express their concerns or complaints confidentially are permitted to do so.

Transactions with Related Persons

On February 27, 2006, in connection with the development our Anthem credit scoring product, our Company loaned $7,500,000 to NHSA JPS LLC (“NHSA”), a Delaware limited liability company affiliated with Neighborhood Housing Services of America, Inc., of which Ms. Widener is president and chief executive officer, pursuant to the terms and conditions of a loan agreement between our Company and NHSA. The loan bears interest at a rate of 2% per year, and has a term of 10 years. On November 3, 2006, the loan amount was increased to $9,500,000. During 2006, interest payments totaled $112,500. No principal payments were required to be, or have been, made and the outstanding loan balance is $9,500,000 as of April 1, 2007. The loan agreement provides that a portion of the loan proceeds is to be used as a loan loss reserve for two loan pools collectively known as the “Anthem Loan Pools,” and a portion is to be used as working capital for operation of the “Anthem Project.” The Anthem Project involves a loan underwriting and funding program administered by NHSA that is designed to make prime grade home loans with prime grade pricing and mortgage insurance available to emerging markets borrowers who are rated as creditworthy through use of the Company’s proprietary Anthem credit scoring system. The loan is secured by a Collateral Trust Agreement between our Company, NHSA and Union Bank of California, N.A., as trustee, whereby, in the event of a default by NHSA in the performance of obligations specified in the loan agreement or the related promissory note or the Collateral Trust Agreement, interest or other income accruing from certain home loan proceeds and investments of the Anthem Project would be applied toward payment of outstanding amounts.

Earlier this year, our Board adopted a written policy regarding related party transactions, which generally prohibits transactions between the Company and/or its affiliates, on the one hand, and the Company’s directors, officers (or officers of affiliates) or shareholders holding in excess of 5% of the Company’s common shares, on the other hand, without prior approval. The approving body may be either the Board or the Nominating and Corporate Governance Committee, or, if the proposed transaction involves $1,000,000 or less and it is impractical to seek the approval of the Board or that committee, then the chairman of the Nominating and Corporate Governance Committee may review and pre-approve of the transaction (or the chairman of the Audit Committee if the chairman of the Nominating and Corporate Governance Committee is a party to the transaction). The policy prohibits directors of the Company from entering into any transaction with the Company or any of its affiliates outside of the ordinary course of business, except for transactions previously approved by the Board and in effect on the date the policy took effect.

Certain transactions are excluded from the application of the policy and are therefore permitted without prior approval. For example, compensatory arrangements for service as an officer or director of the Company are excluded from the policy, as are transactions between the Company and its affiliates. In cases where the potential transaction would involve an officer, director or large shareholder only in an indirect fashion, the policy does not apply where such indirect interest results solely from ownership less than 10% of, or being a director of, the entity entering into the transaction with the Company. In addition, arms-length ordinary course transactions involving annual payments of $100,000 or less are permitted without prior approval.

Derivative Litigation

On December 19, 2006, and February 2, 2007, two purported shareholders of the Company named the Company’s Board of Directors, certain of its officers and, nominally, the Company in shareholder derivative actions. Each of the director nominees is named as a defendant in each of the actions, except that Ms. Widener is only named in one of the actions. Each of the executive officers identified below in this proxy statement is named in each of the actions except that Messrs. McMahon, Gilmore, Nallathambi and Valdes are only named in one of the actions and Messrs. Johnson and Wool are not named in either action. The plaintiffs in these cases (Young v. Kennedy, et al., Case No. SACV06-1230 JVS (RNBx) and Larson v. Kennedy, et al., Case No. SACV07-134 JVS(ANx)), both filed in the United States District Court for the Central District of California, assert claims for alleged violations of the federal securities laws, breach of fiduciary duty, abuse of control, constructive fraud, corporate waste, unjust enrichment, insider trading, gross mismanagement and related violations of the California Corporations Code, in connection with the Company’s prior stock option granting practices and the related accounting and public disclosures surrounding such prior stock option granting practices. The plaintiffs seek, among other things, unspecified damages to be paid to the Company, disgorgement to the Company of profits from the alleged misconduct and reimbursement to the Company of certain compensation as well as changes to the Company’s corporate governance and internal control procedures. The plaintiffs also seek the payment of their attorneys’ fees. The Company does not believe that these suits will have a material adverse impact on the Company’s financial condition, results of operations or cash flows.

Executive Officers

The following provides information regarding our executive officers.

Name	Position(s) Held	Age
Parker S. Kennedy	Chairman of the Board and Chief Executive Officer	59
Frank V. McMahon	Vice Chairman and Chief Financial Officer	47
Craig I. DeRoy	President	54
Dennis J. Gilmore	Chief Operating Officer	48
Curt G. Johnson	President of our Title Insurance and Services Segment	52
Anand K. Nallathambi	Chief Executive Officer of our First Advantage Segment	45
Barry M. Sando	President of our Mortgage Information Segment	47
George S. Livermore	President of our Property Information Segment	46
Martin R. Wool	President of our Specialty Insurance Segment	64
Kenneth D. DeGiorgio	Senior Vice President, General Counsel	35
Max O. Valdes	Senior Vice President, Chief Accounting Officer	51

All officers of our Company are appointed annually by the Board on the day of its election.

•

Parker S. Kennedy, who is D. P. Kennedy’s son, was named chairman and chief executive officer of our Company in 2003. He served as our president from 1993 to 2004 and was our executive vice president from 1986 to 1993. He has been employed by our subsidiary, First American Title Insurance Company, since 1977 and became a vice president of that company in 1979 and a director in 1981. During 1983, he was appointed executive vice president of First American Title Insurance Company, and in 1989 was appointed its president. He now serves as its chairman, a position to which he was appointed in 1999.

•	Frank V. McMahon was named vice chairman and chief financial officer of our Company effective March, 2006. Mr. McMahon was a managing director of Lehman Brothers Holdings, Inc., from 1999 to 2006.

•

Craig I. DeRoy was named president of our Company in 2004. Mr. DeRoy was our senior executive vice president from 2002 to 2004, our executive vice president from 1996 to 2002, our vice president from 1993 to 1996, and served as our general counsel from 1993 to 2004.

•

Dennis J. Gilmore was named chief operating officer of our Company in 2004. He served as our executive vice president from 2003 to 2004 and served as president of our property information business segment from 1998 to 2005. He established and managed the Lenders Advantage division of our subsidiary, First American Title Insurance Company, from 1993 to 1998 and was employed by our tax service subsidiary from 1988 to 1993.

•

Curt G. Johnson was named president of First American Title Insurance Company in December, 2006. He was previously serving as vice president and director of that company’s national commercial services division from 2001 to 2006. He joined our Company in 1996.

•

Anand K. Nallathambi was appointed chief executive officer of First Advantage Corporation in March, 2007, and has served as president of First Advantage since September, 2005. He originally joined First American with the Company’s 1995 acquisition of CREDCO. Since then, he has served as senior vice president of strategic and new business development for First American Real Estate Information Services, Inc., and in 1996, was appointed as president of First American Appraisal Services.

•

Barry M. Sando serves as president of our mortgage information business segment, a position he has held since 1997. He was president of our flood zone certification subsidiary during 1997, served as its executive vice president from 1995 to 1997, and was employed by our tax service subsidiary from 1991 to 1995.

•

George S. Livermore serves as president of our property information business segment, a position he has held since September, 2005. He was president of First American Real Estate Solutions L.P. since its formation in 1998.

•	Martin R. Wool serves as president of our specialty insurance business segment. He also has served as chief executive officer of First American Home Buyers Protection Corporation since 2000.

•

Kenneth D. DeGiorgio was named senior vice president and general counsel of our Company in 2004. Mr. DeGiorgio was our vice president and associate general counsel from 2001 to 2004, and served as our regulatory and acquisition counsel from 1999 to 2001. He has also served as executive vice president of First Advantage Corporation since 2003.

•

Max O. Valdes has served as senior vice president and chief accounting officer of our Company since 2006, and as vice president and chief accounting officer from 2002 to 2006. Prior to that time, Mr. Valdes served as our controller. He has been employed by our Company since 1988.

Executive Compensation

Compensation Tables

The following tables set forth compensation information for our “named executive officers.” Pursuant to applicable rules, our named executive officers consist of: (1) our chief executive officer, chief financial officer and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2006; (2) Messrs. Klemens and Valdes, each of whom served as the Company’s principal financial officer at some point during 2006; and (3) Mr. Kermott, who was not an executive officer as of the end of 2006, but who was an executive officer during 2006 and had compensation for 2006 (as calculated under SEC rules) that was higher than one or more of the individuals listed in category (1). Further description of the information contained in these tables can be found in the “Compensation Discussion and Analysis” section, which follows the tables.

Summary Compensation Table

Name and Principal Position(a)	Year (b)	Salary ($)(c)		Bonus ($)(d)		Stock Awards ($)(e)		Option Awards[1] ($)(f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[2] ($)(h)	All Other Compensation ($)(i)		Total ($)(j)
Parker S. Kennedy	2006	750,000		912,500	[3]	0		1,251,105	1,340,037	54,038	[8]	4,306,782
Chairman & Chief Executive Officer

Frank V. McMahon	2006	550,000	[4]	875,000		197,604	[5]	441,963	81,608	39,900	[9]	2,179,485
Vice Chairman & Chief Financial Officer

Craig I. DeRoy	2006	700,000		910,000		0		973,810	1,459,338	35,340	[10]	4,077,587
President

Dennis J. Gilmore	2006	600,000		890,000		0		890,159	660,278	38,022	[11]	3,077,560
Chief Operating Officer

Gary L. Kermott	2006	600,000		835,000		0		914,566	1,186,579	46,800	[12]	3,577,445
Executive Vice President

Barry M. Sando	2006	525,000		865,000		0		771,672	340,487	47,788	[13]	2,549,947
President, Mortgage Information Segment

Thomas A. Klemens[6]	2006	19,299		0		0		914,590	2,721,181	0		3,794,496
Former Chief Financial Officer

Max O. Valdes[7]	2006	300,000		260,000		0		180,821	260,174	30,980	[14]	1,031,975
Senior Vice President, Chief Accounting Officer

Notes:

1.	Value reflects the FAS 123R fair value of the award amortized over the vesting period. Fair value was determined by using a lattice option pricing model in 2006 and a Black-Scholes methodology for prior years with the following assumptions:

	2006	2005	2004	2003	2002	2001
Dividend yield	1.6% - 1.8%	1.5% - 2.3%	2.0% - 2.4%	1.8%	1.9%	1.4%
Expected volatility	25.0%	39.7% - 41.4%	41.9% - 44.2%	45.1%	48.9%	53.6%
Risk free average interest rate	4.3% - 4.8%	3.7% - 4.3%	3.7% - 4.2%	4.2%	4.2%	5.4%
Expected term (years)	4.0 - 5.0	5.4 - 5.9	5.9 - 6.3	7	7	8

Also reflects option awards for board service at a subsidiary, First Advantage Corporation, to Mr. Kennedy and Mr. McMahon. First Advantage Corporation utilized a lattice option pricing model in 2006 with the following inputs: expected volatility (30%), risk free average interest rate (4.56%-4.81%), and expected term (5 years). For prior years, a Black-Scholes value was determined based on the following: 2005- volatility (25%), term

(6 years), risk free rate (4.52%); 2004- volatility (34%), term (9 years), risk free rate (4.13%); 2003- volatility (34%), term (9 years), risk free rate (3.24%). All years assumed 0% dividend yield. Mr. Kennedy and Mr. McMahon have agreed to exercise these options at the direction of the Company and to remit to the Company any after-tax benefit they receive as a result.

2.	Reflects the change in the present value of the life annuity from the fiscal year end 2005 to 2006 for both the qualified and non-qualified pension plans (entitled The First American Corporation Pension Plan, The First American Corporation Pension Restoration Plan and The First American Corporation Executive Supplemental Benefit Plan). It does not include earnings under the deferred compensation plan as such earnings are neither above market nor preferential. The Company’s deferred compensation plan provides a return based on a number of mutual fund investment choices. See Pension Benefits table on page 22 for assumptions.

3.	On February 27, 2007, at Mr. Kennedy’s request, the Company’s Compensation Committee shifted $500,000 of his cash bonus for service in 2006 to restricted stock units which vest over five years and were issued on March 5, 2007. The actual cash payment was therefore reduced to $412,500.

4.	Reflects Mr. McMahon’s salary for the period from his hire date of March 31, 2006, through December 31, 2006. His employment agreement provides for salary of $600,000 in 2007.

5.	Reflects the expense taken by the Company in 2006 in connection with Mr. McMahon’s new hire grant of 33,334 restricted stock units valued at the closing price on the March 31, 2006 grant date of $39.16 per share. See “Grants of Plan Based Awards” on page 19 for additional information regarding this grant.

6.	Mr. Klemens died on January 3, 2006. His 2006 salary reflects amounts paid to him until the date of his death for his service as chief financial officer of the Company.

7.	In his capacity as chief accounting officer, Mr. Valdes served as the Company’s principal financial officer from January 4, 2006, through March 30, 2006, subsequent to the death of Mr. Klemens.

8.	This amount consists of (a) Company contributions of $12,600 to his account in the Company’s tax qualified 401(k) Savings Plan, (b) Company car allowance and estimated value of Company-paid gas totaling $15,440, (c) Company-paid club membership dues of $18,098, (d) estimated value of personal use of Company-owned residences of $7,000 and (e) fees for attending board meetings of the Company totaling $900.

9.	This amount consists of (a) Company car allowance of $9,900, (b) Company-paid club membership dues of $5,400, (c) $18,000 which equals the dollar value of dividends paid on restricted stock units which are payable in restricted stock units with the same vesting and forfeiture provisions as the initial grant and (d) fees for attending board meetings of the Company and its subsidiaries totaling $6,600.

10.	This amount consists of (a) Company contributions of $12,600 to his account in the Company’s tax qualified 401(k) Savings Plan, (b) Company car allowance and estimated value of Company-paid gas totaling $15,840, (c) Company-paid club membership dues of $6,000 and (d) fees for attending board meetings of the Company totaling $900.

11.	This amount consists of (a) Company contributions of $12,600 to his account in the Company’s tax qualified 401(k) Savings Plan, (b) Company car allowance of $13,200, (c) Company-paid club membership dues of $10,584, (d) Company-purchased season tickets of $520, (e) life insurance premiums of $218 and (f) fees for attending board meetings of the Company totaling $900.

12.	This amount consists of (a) Company contributions of $12,600 to his account in the Company’s tax qualified 401(k) Savings Plan, (b) Company car allowance and estimated value of Company-paid gas totaling $15,200, (c) Company-paid club membership dues of $13,500 and (d) fees for attending board meetings of the Company and its subsidiaries totaling $5,500.

13.	This amount consists of (a) Company contributions of $12,600 to his account in the Company’s tax qualified 401(k) Savings Plan, (b) Company car allowance and estimated value of Company-paid gas totaling $10,900, (c) Company-paid club membership dues of $19,440, (d) Company-purchased season tickets of $1,200 and (e) life insurance premiums of $3,648.

14.	This amount consists of (a) Company contributions of $12,600 to his account in the Company’s tax qualified 401(k) Savings Plan, (b) Company car allowance and estimated value of Company-paid gas totaling $13,080, (c) Company-paid club membership dues of $1,800 and (d) estimated value of personal use of Company-owned residences of $3,500.

Grants of Plan-Based Awards

The following table contains information concerning awards of options and restricted stock units made to each of the named executive officers during fiscal year 2006. The Company currently does not provide non-stock incentive plan awards or stock-based incentive plan awards to our named executive officers. In February 2007, the Company repriced unexercised options that were held by named executive officers of the Company and with respect to which the Company used an incorrect measurement date for accounting purposes. The Company only repriced those options where the resulting strike price was higher than the original strike price. For further discussion, see the “Compensation Discussion and Analysis” section commencing on page 38 of this proxy statement.

Name(a)	Grant Date(b)		All Other Stock Awards: Number of Shares of Stock or Units (#)(i)	All Other Option Awards: Number of Securities Underlying Options (#)(j)	Exercise or Base Price of Option Awards ($/Sh)(k)	Grant Date Fair Value of Stock and Option Awards(l)
Parker S. Kennedy	5/11/2006	[1]		2,500	25.13	20,525
Frank V. McMahon	3/31/2006	[2]	33,334			1,305,359
	3/31/2006	[2]		300,000	39.16	2,859,000
	4/3/2006	[1]		5,000	24.13	41,050
	5/11/2006	[1]		2,500	25.13	20,525
Craig I. DeRoy	—		—	—	—	—
Dennis J. Gilmore	—		—	—	—	—
Gary L. Kermott	—		—	—	—	—
Barry M. Sando	—		—	—	—	—
Thomas A. Klemens	—		—	—	—	—
Max O. Valdes	—		—	—	—	—

1.	Grant represents options to purchase First Advantage Corporation (a subsidiary of the Company) Class A common stock, granted for service as a director of First Advantage. These awards vest over a three-year period commencing on the first anniversary date of grant. Mr. Kennedy and Mr. McMahon have agreed to exercise these options at the direction of the Company and to remit to the Company any after-tax benefit they receive as a result.

2.	The Company’s Board of Directors approved of these awards to Mr. McMahon on February 15, 2006, and the awards were issued on March 31, 2006, which is the day Mr. McMahon commenced employment with the Company. The closing price of the Company’s stock on the New York Stock Exchange on March 31, 2006, was $39.16. The option and restricted stock unit awards each vest in five equal annual increments commencing on the first anniversary of the date of grant. Dividends will be paid on the restricted stock units as and when dividends are declared on the Company’s common shares in the form of additional restricted stock units having the same vesting and restrictions as the underlying restricted stock units.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards of the Company and (in the table below on page 21) its publicly traded subsidiary, First Advantage Corporation, held by the named executive officers as of December 31, 2006:

The First American Corporation

	Option Awards				Stock Awards
Name(a)	Number of Securities Underlying Unexercised Options (#) Exercisable(b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(c)	Option Exercise Price ($)(e)	Option Expiration Date[1](f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($)(h)
Parker S. Kennedy	30,000		29.54	4/23/2008
	40,000		13.13	2/24/2010
	40,000		30.80	12/14/2010
	40,000		18.08	12/13/2011
	48,000	32,000	22.85	2/27/2013
	32,000	48,000	30.56	2/26/2014
	16,000	64,000	36.55	2/28/2015
	16,000	64,000	47.49	12/8/2015

Frank V. McMahon		300,000	39.16	3/31/2016	33,768	1,373,682

Craig I. DeRoy	5,000		30.80	12/14/2010
	10,000		18.08	12/13/2011
	12,000	24,000	22.85	2/27/2013
	12,000	36,000	30.56	2/26/2014
	13,000	52,000	36.55	2/28/2015
	13,000	52,000	47.49	12/8/2015

Dennis J. Gilmore	22,500		29.54	4/23/2008
	20,000		30.80	12/14/2010
	8,000		19.20	12/13/2011
	4,000	2,000	19.10	7/23/2012
	30,000	20,000	22.85	2/27/2013
	20,000	30,000	30.56	2/26/2014
	12,000	48,000	36.55	2/28/2015
	12,000	48,000	47.49	12/8/2015

Gary L. Kermott	30,000		31.88	4/23/2008
	25,000		30.80	12/14/2010
	25,000		18.08	12/13/2011
	36,000	24,000	22.85	2/27/2013
	24,000	36,000	30.56	2/26/2014
	12,000	48,000	36.55	2/28/2015
	12,000	48,000	47.49	12/8/2015

Barry M. Sando	4,000		30.80	12/14/2010
	20,000		19.20	12/13/2011
	8,000	2,000	19.10	7/23/2012
	30,000	20,000	22.85	2/27/2013
	20,000	30,000	30.56	2/26/2014
	10,000	40,000	36.55	2/28/2015
	10,000	40,000	47.49	12/8/2015

Thomas A. Klemens[3]	—	—	—	—

Max O. Valdes		3,000	26.35	3/12/2013
		3,000	26.35	4/1/2013
	4,000	16,000	47.49	12/8/2015

1.	The options disclosed in the table have a ten-year life. Options and restricted stock units vest in five equal annual increments commencing on the first anniversary of the grant.

Remaining vesting dates for each grant that was not fully vested as of December 31, 2006 follow:

Expiration Date	Remaining Vesting Dates
3/31/2016	3/31/2007, 3/31/2008, 3/31/2009, 3/31/2010, 3/31/2011
12/8/2015	12/8/2007, 12/8/2008, 12/8/2009, 12/8/2010
2/28/2015	2/28/2007, 2/28/2008, 2/28/2009, 2/28/2010
2/26/2014	2/26/2007, 2/26/2008, 2/26/2009
4/1/2013	4/1/2007, 4/1/2008
3/12/2013	3/12/2007, 3/12/2008
2/27/2013	2/27/2007, 2/27/2008
7/23/2012	7/23/2007

2.	Represents the in-the-money value of unvested equity based on a stock price of $40.68 as of December 29, 2006.

3.	All outstanding options for Mr. Klemens were transferred to his estate upon his death and became exercisable by his named beneficiary.

First Advantage Corporation

	Option Awards				Stock Awards
Name(a)	Number of Securities Underlying Unexercised Options (#) Exercisable(b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(c)	Option Exercise Price ($)(e)	Option Expiration Date[1](f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)
Parker S. Kennedy	5,000		20.58	6/19/2013
	1,675	825	20.90	6/21/2014
	850	1,650	27.93	9/13/2015
		2,500	25.13	5/11/2016
Frank V. McMahon		5,000	24.13	4/3/2016
		2,500	25.13	5/11/2016

1.	Granted for board service at First Advantage Corporation, a subsidiary of the Company. The options disclosed in the table have a ten-year life and vest in three equal annual increments commencing on the first anniversary of the grant.

Remaining vesting dates for each grant include:

Option Expiration Date	Remaining Vesting Dates
5/11/2016	5/11/2007, 5/11/2008, 5/11/2009
4/3/2016	4/3/2007, 4/3/2008, 4/3/2009
9/13/2015	9/13/2007, 9/13/2008
6/21/2014	6/21/2007

Option Exercises and Stock Vested

The following table sets forth information concerning value realized by each of the named executive officers upon exercise of stock options and vesting of stock during 2006:

	Option Awards		Stock Awards
Name(a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized Upon Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)
Parker S. Kennedy	0	0	0	0
Frank V. McMahon	0	0	0	0
Craig I. DeRoy	0	0	0	0
Dennis J. Gilmore	0	0	0	0
Gary L. Kermott	0	0	0	0
Barry M. Sando	0	0	0	0
Thomas A. Klemens	0	0	0	0
Max O. Valdes	3,000	57,613	0	0

Pension Benefits

The following table shows the actuarial present value of the accumulated retirement benefits payable upon normal retirement age (estimated at age 65) to each of the named executive officers, computed as of December 31, 2006. The amounts disclosed are based upon benefits provided to the named executive officers under the tax-qualified First American Pension Plan (“Pension Plan”), the First American Pension Restoration Plan (“Pension Restoration Plan”) and the First American Executive Supplemental Benefit Plan (“Executive Supplemental Benefit Plan”).

Name(a)	Plan Name(b)	Number of Years Credited Service[1] (#)(c)	Present Value of Accumulated Benefits[2] ($)(d)	Payments During Last Fiscal Year ($)(e)
Parker S. Kennedy[3]	Pension Plan	28.7	348,428
	Pension Restoration Plan	28.7	239,625
	Executive Supplemental Benefit Plan	29.7	7,760,139	0
Frank V. McMahon[4]	Executive Supplemental Benefit Plan	0.8	81,608	0
Craig I. DeRoy	Pension Plan	12.6	106,539
	Pension Restoration Plan	12.6	73,412
	Executive Supplemental Benefit Plan	13.6	5,344,155	0
Dennis J. Gilmore	Pension Plan	13.6	63,938
	Pension Restoration Plan	13.6	39,118
	Executive Supplemental Benefit Plan	13.6	2,035,368	0
Gary L. Kermott	Pension Plan	18.9	147,280
	Pension Restoration Plan	18.9	101,370
	Executive Supplemental Benefit Plan	23.8	4,487,440	0
Barry M. Sando	Pension Plan	14.1	63,615
	Pension Restoration Plan	14.1	37,438
	Executive Supplemental Benefit Plan	15.1	1,633,009	0
Thomas A. Klemens	Pension Plan	20.3	127,054
	Pension Restoration Plan	20.3	87,249
	Executive Supplemental Benefit Plan[5]	20.3	7,398,875	963,956
Max O. Valdes	Pension Plan	18.0	116,193
	Pension Restoration Plan	18.0	18,610
	Executive Supplemental Benefit Plan	18.0	885,780	0

1.	Credited years of service for the Executive Supplemental Benefit Plan is the time between the beginning of the month after the participant’s hire date and December 31, 2006, and does not affect the benefit to the executive after minimum service requirements are met. Credited years of service for both the Pension Plan and Pension Restoration Plan is the time between the participant’s commencement of participation in the plan and December 31, 2006. As a result, the following executives have less credited service under the Pension Plan and Pension Restoration Plan than years of service with the Company: Kennedy (1 yr), DeRoy (1 yr), Kermott (4.9 yrs), Sando (1 yr).

2.	Assumes the executive retires at a normal retirement age of 65. With respect to Mr. Klemens, who passed away on January 3, 2006, the amounts represent the present value of the life annuity (or 10-year certain benefit with respect to the Executive Supplemental Benefit Plan) payable to his surviving spouse.

Pension Plan and Pension Restoration Plan: Benefits accrue from hire date through age 65. The following assumptions were used for calculating present values: interest rate of 5.96%, pre- and post-retirement mortality per RP2000 mortality tables for males and females, benefit is payable as a 50% joint and survivor annuity and the spouse is assumed to be the same age as the participant. Salaries are assumed to increase 5% annually.

Executive Supplemental Benefit Plan: Eligibility requires 10 years of service and 5 years of participation in the plan with the benefit dependent on age at retirement between 55 and 65, rather than credited years of service. The following assumptions were used for calculating present values: interest rate of 5.96% (from 5.88% in 2005), pre- and post-retirement mortality per RP2000 mortality tables for males and females, benefit is payable as a 50% joint and survivor annuity and the spouse is assumed to be the same age as the participant.

3.	Mr. Kennedy is eligible for early retirement due to service requirements and age as described further in the narrative following this table.

4.	Compensation for Mr. McMahon has been annualized.

5.	Participant is deceased. Mr. Klemens’ spouse is receiving a 10-year certain benefit commencing on February 1, 2006.

(1) Pension Plan

Subject to certain conditions of age and tenure, all regular employees of the Company and participating subsidiaries were eligible to join the Pension Plan until December 31, 2001. No employees are eligible to join the Pension Plan after that date. In order to participate, during plan years ending on or prior to December 31, 1994, an employee was required to contribute 1 1/2% of pay (i.e., base salary, plus cash bonuses, commissions and other pay) to the plan. As a result of amendments that were adopted in 1994, during plan years commencing after December 31, 1994, an employee was not required to contribute to the plan in order to participate. As a result of further amendments that were adopted in 2000, the Pension Plan does not accept new participants after December 31, 2001.

A participant generally vests in his accrued benefit attributable to the Company’s contributions upon the completion of three years of service or, if earlier, employment through normal retirement age.

Normal retirement age is defined under the Pension Plan as the later of the employee’s attainment of age 65 or his third anniversary of participation in the plan. Upon retirement at normal retirement age, an employee receives full monthly benefits which are equal, when calculated as a life annuity: (1) for years of credited service with the Company and its subsidiaries as of December 31, 1994, to 1% of the first $1,000 and 1 1/4% of remaining final average pay (i.e., the average of the monthly “pay,” as defined above, during the five highest paid consecutive calendar years out of the last 10 years prior to retirement) times the number of years of credited service as of December 31, 1994; and (2) for years of credited service with the Company and its subsidiaries after December 31, 1994, to 3/4% of the first $1,000 and 1% of the remaining final average pay times the number of years of credited service subsequent to December 31, 1994.

Effective December 31, 2000, the Pension Plan was amended to exclude from the calculation of benefits (i) any pay earned after December 31, 2001, and (ii) any service earned after December 31, 2005. Effective December 31, 2002, the Pension Plan was amended to reduce the rate at which future benefits accrue for participants who had not yet attained age 50 by spreading the accrual of the benefit that would have accrued during 2003 to 2005 over extended periods ranging from 5 to 20 years, depending on the participant’s age as of December 31, 2002. Pursuant to the above-described amendments to the Pension Plan, Messrs. Kennedy and DeRoy stopped accruing benefits as of December 31, 2005, since they were age 50 or older as of December 31, 2002.

An employee with at least three years of participation in the plan may elect to retire after attaining age 55, but prior to age 65, and receive reduced benefits. Benefits are reduced 1/180th by each of the first 60 months and by 1/360th for each of any additional months by which the date benefits begin precedes the participant’s normal retirement date. Benefit payment options include various annuity options, a form of benefit that is reduced prior the participant’s commencement of Social Security benefits, and a lump-sum in the case of certain terminations prior to age 55 and upon disability.

Federal tax law limits the maximum amount of pay that may be considered in determining benefits under the Pension Plan. The limit on pay that could be recognized by tax-qualified retirement plans was $200,000 in 1989. This amount was adjusted for inflation for each year through 1993, when the limit was $235,840. In 1993, this limit was decreased to $150,000 for plan years beginning in 1994. The $150,000 limit has been adjusted for inflation and was increased to $160,000 as of January 1, 1997, and to $170,000 as of January 1, 2000. The highest final average pay that could be considered in determining benefits accruing under the Pension Plan before 1994 is $219,224, and since the plan does not consider pay earned after December 31, 2001, the highest final average pay that can be considered in determining benefits accruing after 1993 is $164,000.

(2) Pension Restoration Plan

During 1996, the Company adopted the Pension Restoration Plan. This plan is an unfunded, non-qualified plan designed to make up for the benefit accruals that are restricted by the indexed $150,000 pay limit. However, in order to limit its expense, the Pension Restoration Plan does not make up for benefit accruals on compensation exceeding $275,000. The Pension Restoration Plan also makes up for benefits that cannot be paid from our Pension Plan because of limitations imposed by the federal tax laws. Vesting of benefits payable to an employee under our Pension Restoration Plan occurs at the same time that vesting occurs for that employee in his or her Pension Plan benefits. The Pension Restoration Plan is effective as of January 1, 1994, but only covers selected Pension Plan participants who were employees on that date. As noted above, January 1, 1994, is the date as of which the pay limit for the Pension Plan was reduced from $235,840 to $150,000. The Pension Restoration Plan excludes pay earned after December 31, 2001, as does the Pension Plan.

Payment of benefits under the Pension Restoration Plan generally commences at the time payments commence under the Pension Plan. Subject to any applicable laws and the approval of the Compensation Committee, benefit options under the Pension Restoration Plan are generally similar to those available under the Pension Plan. The factors for early retirement are the same as those under the Pension Plan.

(3) Executive Supplemental Benefit Plan Description

The Executive Supplemental Benefit Plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel. Under the plan, upon retirement at normal retirement date (the later of age 65 or completion of 10 years of service) the participant receives a joint life and 50% survivor annuity benefit equal to 35% of “final average compensation.” “Final average compensation” is determined for those three calendar years out of the last 10 years of employment preceding retirement in which final average compensation is the highest. Final average compensation includes base salary and commissions, cash bonuses and stock bonuses that are granted to compensate for past services (such as the Bonus RSUs, as described below).

The benefit is reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs. With respect to such postponed retirement, the plan takes into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation until age 70.

To be eligible to receive benefits under the plan, a participant must be at least age 55, have been one of our employees, or an employee of one of our subsidiaries, for at least 10 years and covered by the plan for at least five years. A pre-retirement death benefit is provided consisting of 10 annual payments, each of which equals 50% of final average compensation. The Board can, in its discretion, pay the participant or beneficiary in an actuarial equivalent lump-sum or other form of benefit. In the event of a “change-in-control” (as defined in the plan) of the Company, a participant who retires after the change-in-control shall receive the same benefits as if he were retiring upon the attainment of normal retirement date.

The Executive Supplemental Benefit Plan was amended in September 2005 to provide that participants who thereafter engage in competition with the Company, either during their employment with or following their departure from the Company, forfeit their right to receive any vested benefits under the plan. Competition is defined to include involvement with a competing business, the misappropriation, sale, use or disclosure of the Company’s trade secrets, confidential or proprietary information and solicitation of Company employees or customers.

As of December 31, 2006, 47 employees, including Messrs. Kennedy, DeRoy, Gilmore, Kermott, McMahon, Sando and Valdes have been selected to participate in the plan. The plan is unfunded and unsecured. We have previously purchased insurance, of which we are the owner and beneficiary, on the lives of certain plan participants. This insurance is designed to offset, over the life of the plan, a portion of our costs incurred with respect to the plan.

Deferred Compensation Plan

As reflected in the following table, certain of our named executive officers have elected to participate in the Company’s nonqualified deferred compensation plan (the “Deferred Compensation Plan”):

Name(a)	Executive Contributions in Last FY1 ($)(b)	Registrant Contributions in Last FY2 ($)(c)	Aggregate Earnings in Last FY3 ($)(d)	Aggregate Withdrawals/ Distributions ($)(e)	Aggregate Balance at Last FYE[4] ($)(f)
Parker S. Kennedy	0	0	0	0	0
Frank V. McMahon	70,000	0	4,128	0	74,128
Craig I. DeRoy	0	0	0	0	0
Dennis J. Gilmore	150,000	0	61,129	0	569,075
Gary L. Kermott	0	0	0	0	0
Barry M. Sando	34,050	0	43,305	0	379,494
Thomas A. Klemens	0	0	0	0	0
Max O. Valdes	0	0	0	0	0

1.	The entire amount of contributions are reflected in the Summary Compensation Table in the salary or bonus column for 2006.

2.	The Company does not make contributions to the Deferred Compensation Plan.

3.	Represents earnings on participant-selected investment crediting options. None of the amounts are reflected in the Summary Compensation Table as the return on deferred amounts are calculated in a similar manner and at a similar rate as earnings on externally managed mutual funds.

4.	Includes contributions as reported in prior years’ Summary Compensation Tables by Mr. Gilmore in 2005, 2004 and 2003 of $300,000, $50,000 and $50,000, respectively, and $33,600 for Mr. Sando in 2003.

The Company’s Deferred Compensation Plan offers to a select group of management and highly compensated employees the opportunity to elect to defer portions of their base salary, commissions and cash bonuses. A committee appointed by the Board is responsible for administering the plan. The Company maintains a deferral account for each participating employee on a fully vested basis for all deferrals. Participants can choose to have their cash benefits paid in one lump-sum or in quarterly payments upon termination of employment or death. Subject to the terms and conditions of the plan, participants also may elect scheduled and nonscheduled in-service withdrawals of compensation deferred prior to January 1, 2005, and the earnings and losses attributable thereto. Withdrawals of compensation deferred after December 31, 2004, and the earnings and losses attributable thereto must be scheduled by the participant at the time the participant elects to defer such compensation.

Participants allocate their deferrals among a variety of investment crediting options offered under the plan. The investment crediting rates are based upon the rates of return available under certain separate accounts offered through variable insurance products.

For all participants who joined the Deferred Compensation Plan prior to December 31, 2001, the plan provides a pre-retirement life insurance benefit equal to the lesser of 15 times the amount deferred in the participant’s first year of participation or $2 million. The life insurance benefit is reduced beginning at age 61 by 20% per year. Participants who join the plan after December 31, 2001, are not eligible for this insurance benefit. The Company pays a portion of the cost of such life insurance benefits. The plan is unfunded and unsecured.

Potential Payments upon Termination or Change-in-Control

The following tables describe payments and other benefits that would be provided to our named executive officers under the specified circumstances upon a change-in-control of the Company or their termination. For further discussion, see “Change-in-Control Agreements” in the “Compensation Discussion and Analysis” section which follows the tables, commencing on page 47, and see “Executive Supplemental Benefit Plan Description” above on page 24.

Parker S. Kennedy

	Early Retirement[1]		Involuntary Termination			Change-in-Control				Death		Disability
Executive Payments and Benefits upon Termination			For Cause	Without Cause / Good Reason		Without Termination[15]		With Termination for Good Reason/ without Cause
Compensation:
Severance	$0		$0	$0		$0		$9,450,000	[2]	$0		$0
Annual Incentives
- 2006 Bonus	$0		$0	$0		$0		$2,400,000	[3]	$0		$0
Long-term Incentives
- Accelerated Vesting of Stock Options[4,5]	$0		$0	$0		$1,320,640		$1,320,640		$1,320,640		$1,320,640
- Vested Stock Options[4,6]	$3,981,160		$0	$3,981,160		$3,981,160		$3,981,160		$3,981,160		$3,981,160
- Accelerated vesting of RS/RSUs	$0		$0	$0		$0		$0		$0		$0
- Vested RS/RSUs	N/A		N/A	N/A		N/A		N/A		N/A		N/A
Deferred Compensation Plan	N/A		N/A	N/A		N/A		N/A		N/A		N/A
Director Compensation from Subsidiary Organizations
- FADV - Accelerated Vesting of Stock Options[7]	$0		$0	$0		$1,700		$1,700		$0		$0
- FADV - Vested Stock Options[7]	$15,351		$15,351	$15,351		$15,351		$15,351		$15,351		$15,351
Benefits & Perquisites:
Vested Pension Plan	$401,314		$401,314	$401,314		$0		$401,314		$203,088	[8]	$401,314
Vested Pension Restoration Plan	$275,997		$275,997	$275,997		$0		$275,997		$139,670	[8]	$275,997
Enhanced Executive Supplemental Benefit Plan[9]	$0		$0	$0		$0	[10]	$5,244,293	[10]	$2,323,178	[12]	$0
Vested Executive Supplemental Benefit Plan	$9,983,162	[11]	$0	$9,983,162	[11]	$0		$9,983,162	[11]	$9,983,162	[11]	$9,983,162	[11]
Benefit Continuation[13]	$0		$0	$0		$0		$268,521		$0		$0
Vacation Entitlement	$57,692		$57,692	$57,692		$0		$57,692		$57,692		$57,692
280G Tax Gross-up	N/A		N/A	N/A		$0	[15]	$7,614,307	[14]	N/A		N/A

Total	$14,714,676		$750,354	$14,714,676		$5,318,850		$41,014,136		$18,023,941		$16,035,316

1.	Early retirement is defined as retirement at age 55 and satisfaction of the vesting requirement.

2.	Represents three times the executive’s base salary in effect immediately prior to the date of termination and three times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years, or the executive’s anticipated bonus for the remainder of the year.

3.	Represents the pro rata portion of the executive’s annual bonus (the applicable agreement provides for the payment of the greater of the highest bonus over last four fiscal years or the anticipated bonus for the year of the date of termination).

4.	Represents the intrinsic value of stock options based on the Company’s closing stock price on December 29, 2006, of $40.68.

5.	The 1996 Stock Option Plan and related agreement provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

6.	Options granted under the 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause; 90 days of retirement; and one year of death or disability.

7.	Under First Advantage Corporation’s Incentive Compensation Plan, options accelerate in the event of a change-in-control of First Advantage Corporation (FADV). Mr. Kennedy has agreed to exercise these options at the direction of the Company and to remit to the Company any after-tax benefit he receives as a result.

8.	Represents the lump-sum present value equal to one-half of the accrued benefit, converted to qualified joint and survivor form and payable to female spouse three years younger than the participant at the latter of participant’s current age or age 55.

9.	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

10.	Upon a change-in-control of the Company the executive becomes 100% vested in the benefit in an amount equal to the amount the executive would have been entitled to receive had he attained his normal retirement date, and a joint and survivor annuity.

11.	Represents the lump-sum present value of the benefit calculated using the following assumptions: RR01-62 mortality tables and a discount rate of 4.73%.

12.	Enhanced benefit as calculated based on ten year certain payments at a 5.96% discount rate equal to 50% of participant’s final average compensation.

13.	Represents cash payment to the executive to cover the cost to purchase benefits, including gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $876.80 per month will increase 10% in 2008.

14.	Under the applicable agreement, if payments are subject to excise taxes imposed under IRC Section 4999 the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Section 280G:

-	Equity valued at the Company’s closing stock price on December 29, 2006, of $40.68, less option exercise prices.

-	Parachute payments for time vesting stock options, restricted stock and restricted stock units were valued using Reg. Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of 2006 bonus is reasonable compensation for services rendered prior to the change-in-control.

15.	Should the executive voluntarily terminate employment during the “window period” (the 30 days following the first anniversary of the change-in-control) severance equals two times the executive’s base salary in effect immediately prior to the date of termination and two times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years or the executive’s anticipated bonus for the remainder of the year. If payments are subject to excise taxes imposed under IRC Section 4999, the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied.

Frank V. McMahon

	Voluntary Termination	Involuntary Termination			Change-in-Control				Death		Disability
Executive Payments and Benefits upon Termination		For Cause	Without Cause / Good Reason		Without Termination		With Termination for Good Reason/ without Cause
Compensation:
Severance	$0	$0	$7,437,500	[1]	$0		$7,437,500	[1]	$0		$0
Annual Incentives
- 2006 Bonus	$0	$0	N/A		$0		N/A		$0		$0
Long-term Incentives
- Accelerated Vesting of Stock Options[2,3]	$0	$0	$456,000		$456,000		$456,000		N/A		N/A
- Vested Stock Options[4]	N/A	N/A	N/A		N/A		N/A		N/A		N/A
- Accelerated vesting of RS/RSUs	$0	$0	$1,373,682		$1,373,682		$1,373,682		$0		$0
- Vested RS/RSUs	N/A	N/A	N/A		N/A		N/A		N/A		N/A
Director Compensation from Subsidiary Organizations
- FADV - Accelerated Vesting of Stock Options[5]	$0	$0	$0		$0		$0		$0		$0
- FADV - Vested Stock Options	N/A	N/A	N/A		N/A		N/A		N/A		N/A
Deferred Compensation Plan	$74,128	$74,128	$74,128		$0		$74,128		$74,128		$74,128
Benefits & Perquisites:
Vested Pension Plan	N/A	N/A	N/A		N/A		N/A		N/A		N/A
Vested Pension Restoration Plan	N/A	N/A	N/A		N/A		N/A		N/A		N/A
Enhanced Executive Supplemental Benefit Plan[6]	$0	$0	$0		$0	[7]	$4,915,092	[7,8]	$2,250,033	[9]	$1,065,122	[10,11]
Vested Executive Supplemental Benefit Plan	$0	$0	$0		$0		$0		$0		$0
Benefit Continuation	$0	$0	$0		$0		$0		$0		$0
Vacation Entitlement	$22,138	$22,138	$22,138		$0		$22,138		$22,138		$22,138
280G Tax Gross-up	N/A	N/A	N/A		$0		$0		N/A		N/A

Total	$96,266	$96,266	$9,363,448		$1,829,682		$14,278,540		$2,346,299		$1,161,388

1.	Per his employment agreement, Mr. McMahon is entitled to minimum cash compensation equal to $1,750,000 per year until March 31, 2011.

2.	Represents the intrinsic value of stock options based on the Company’s closing stock price on December 29, 2006, of $40.68.

3.	Mr. McMahon’s employment agreement and option award agreement provide for acceleration of his unvested options in the event of termination without cause or upon a change-in-control.

4.	No options were vested as of December 31, 2006.

5.	Under First Advantage Corporation’s Incentive Compensation Plan, options accelerate in the event of a change-in-control of First Advantage Corporation (FADV). Mr. McMahon has agreed to exercise these options at the direction of the Company and to remit to the Company any after-tax benefit he receives as a result.

6.	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

7.	Upon a change-in-control of the Company the executive becomes 100% vested in the benefit in an amount equal to the amount the executive would have been entitled to receive had he attained his normal retirement date, and a joint and survivor annuity.

8.	Represents the lump-sum present value of the benefit calculated using the following assumptions: RR01-62 mortality tables and a discount rate of 4.73%.

9.	Represents the lump-sum present value of 10-year certain payments at a 5.96% discount rate, equal to 50% of participant’s final average compensation.

10.	Represents the lump-sum present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.96%.

11.	Assumes the participant remains disabled until earliest retirement date at age 55.

Craig I. DeRoy

Executive Payments and Benefits upon Termination	Voluntary Termination	Involuntary Termination		Change-in-Control				Death		Disability
		For Cause	Without Cause / Good Reason	Without Termination[15]		With Termination for Good Reason/ without Cause
Compensation:
Severance	$0	$0	$0	$0		$9,195,000	[1]	$0		$0
Annual Incentives
- 2006 Bonus	$0	$0	$0	$0		$2,365,000	[2]	$0		$0
Long-term Incentives
- Accelerated Vesting of Stock Options[3,4]	$0	$0	$0	$1,007,000		$1,007,000		$1,007,000		$1,007,000
- Vested Stock Options[3,5]	$664,490	$0	$664,490	$664,490		$664,490		$664,490		$664,490
- Accelerated vesting of RS/RSUs	N/A	N/A	N/A	N/A		N/A		N/A		N/A
- Vested RS/RSUs	N/A	N/A	N/A	N/A		N/A		N/A		N/A
Deferred Compensation Plan	N/A	N/A	N/A	N/A		N/A		N/A		N/A
Benefits & Perquisites:
Vested Pension Plan	$106,539	$106,539	$106,539	$0		$106,539		$65,859	[6]	$106,539
Vested Pension Restoration Plan	$73,412	$73,412	$73,412	$0		$73,412		$45,381	[6]	$73,412
Enhanced Executive Supplemental Benefit Plan[7]	$0	$0	$0	$0	[8]	$14,677,306	[9]	$11,974,264	[10]	$5,565,788	[11,12]
Vested Executive Supplemental Benefit Plan	$0	$0	$0	$0		$0		$0		$0
Benefit Continuation[13]	$0	$0	$0	$0		$175,738		$0		$0
Vacation Entitlement	$53,846	$53,846	$53,846	$0		$53,846		$53,846		$53,846
280G Tax Gross-up	N/A	N/A	N/A	$0	[15]	$9,609,484	[14]	N/A		N/A

Total	$898,288	$233,798	$898,288	$1,671,490		$37,927,816		$13,810,841		$7,471,076

1.	Represents three times the executive’s base salary in effect immediately prior to the date of termination and three times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years or the executive’s anticipated bonus for the remainder of the year.

2.	Represents the pro rata portion of the executive’s annual bonus (the applicable agreement provides for the payment of the greater of highest bonus over last four fiscal years or the anticipated bonus for the year of the date of termination).

3.	Represents the intrinsic value of stock options based on the Company’s closing stock price on December 29, 2006, of $40.68.

4.	The 1996 Stock Option Plan and the related agreement provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

5.	Options granted under the 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause or with good reason; 90 days of retirement; and one year of death or disability.

6.	Represents the lump-sum present value equal to one-half of the accrued benefit, converted to qualified joint and survivor form and payable to female spouse three years younger than the participant at the latter of participant’s current age or age 55.

7.	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

8.	Under the plan, upon a change-in-control of the Company the executive becomes 100% vested in the benefit in an amount equal to the amount the executive would have been entitled to receive had he attained his normal retirement date and a joint and survivor annuity.

9.	Represents the lump-sum present value of the benefit calculated using the following assumptions: RR01-62 mortality tables and a discount rate of 4.73%.

10.	Represents the lump-sum present value of 10-year certain payments at a 5.96% discount rate, equal to 50% of the participant’s final average compensation.

11.	Represents the lump-sum present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.96%.

12.	Assumes the participant remains disabled until earliest retirement date at age 55.

13.	Represents cash payment to the executive to cover the cost to purchase benefits, including gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $1,303.95 per month will increase 10% in 2008.

14.	Under the applicable agreement, if payments are subject to excise taxes imposed under IRC Section 4999 the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Section 280G:

-	Equity valued at the Company’s closing stock price on December 29, 2006, of $40.68, less option exercise prices.

-	Parachute payments for time vesting stock options, restricted stock and restricted stock units were valued using Reg. Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of 2006 bonus is reasonable compensation for services rendered prior to the change-in-control.

15.	Should the executive voluntarily terminate employment during the “window period” (the 30 days following the first anniversary of the change-in-control) severance equals two times the executive’s base salary in effect immediately prior to the date of termination and two times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years or the executive’s anticipated bonus for the remainder of the year. If payments are subject to excise taxes imposed under IRC Section 4999, the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied.

Dennis J. Gilmore

Executive Payments and Benefits upon Termination	Voluntary Termination	Involuntary Termination		Change-in-Control				Death		Disability
		For Cause	Without Cause / Good Reason	Without Termination[15]		With Termination for Good Reason/ without Cause
Compensation:
Severance	$0	$0	$0	$0		$7,905,000	[1]	$0		$0
Annual Incentives
- 2006 Bonus	$0	$0	$0	$0		$2,035,000	[2]	$0		$0
Long-term Incentives
- Accelerated Vesting of Stock Options[3,4]	$0	$0	$0	$901,600		$901,600		$901,600		$901,600
- Vested Stock Options[3,5]	$1,493,270	$0	$1,493,270	$1,493,270		$1,493,270		$1,493,270		$1,493,270
- Accelerated vesting of RS/RSUs	N/A	N/A	N/A	N/A		N/A		N/A		N/A
- Vested RS/RSUs	N/A	N/A	N/A	N/A		N/A		N/A		N/A
Deferred Compensation Plan	$569,075	$569,075	$569,075	$0		$569,075		$644,075		$569,075
Benefits & Perquisites:
Vested Pension Plan	$63,938	$63,938	$63,938	$0		$63,938		$39,508	[6]	$63,938
Vested Pension Restoration Plan	$39,118	$39,118	$39,118	$0		$39,118		$24,171	[6]	$39,118
Enhanced Executive Supplemental Benefit Plan[7]	$0	$0	$0	$0	[8]	$12,877,617	[9]	$10,294,351	[10]	$3,242,908	[11,12]
Vested Executive Supplemental Benefit Plan	$0	$0	$0	$0		$0		$0		$0
Benefit Continuation[13]	$0	$0	$0	$0		$175,866		$0		$0
Vacation Entitlement	$48,288	$48,288	$48,288	$0		$48,288		$48,288		$48,288
280G Tax Gross-up	N/A	N/A	N/A	$0	[15]	$11,108,457	[14]	N/A		N/A

Total	$2,213,689	$720,419	$2,213,689	$2,394,870		$37,217,229		$13,445,263		$6,358,197

1.	Represents three times the executive’s base salary in effect immediately prior to the date of termination and three times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years or the executive’s anticipated bonus for the remainder of the year.

2.	Represents the pro rata portion of the executive’s annual bonus (the applicable agreement provides for the payment of the greater of highest bonus over last four fiscal years or the anticipated bonus for the year of the date of termination).

3.	Represents the intrinsic value of stock options based on the Company’s closing stock price on December 29, 2006, of $40.68.

4.	The 1996 Stock Option Plan and the related agreement provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

5.	Options granted under the 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause or with good reason; 90 days of retirement; and one year of death or disability.

6.	Represents the lump-sum present value equal to one-half of the accrued benefit, converted to qualified joint and survivor form and payable to female spouse three years younger than the participant at the latter of participant’s current age or age 55.

7.	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

8.	Under the plan, upon a change-in-control of the Company the executive becomes 100% vested in the benefit in an amount equal to the amount the executive would have been entitled to receive had he attained his normal retirement date and a joint and survivor annuity.

9.	Represents the lump-sum present value of the benefit calculated using the following assumptions: RR01-62 mortality tables and a discount rate of 4.73%.

10.	Represents the lump-sum present value of 10-year certain payments at a 5.96% discount rate, equal to 50% of the participant’s final average compensation.

11.	Represents the lump-sum present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.96%.

12.	Assumes the participant remains disabled until earliest retirement date at age 55.

13.	Represents the cash payment to the executive to cover the cost to purchase benefits including gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $1,303.95 per month will increase 10% in 2008.

14.	Under the applicable agreement, if payments are subject to excise taxes imposed under IRC Section 4999 the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Section 280G:

-	Equity valued at the Company’s closing stock price on December 29, 2006, of $40.68, less option exercise prices.

-	Parachute payments for time vesting stock options, restricted stock and restricted stock units were valued using Reg. Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of 2006 bonus is reasonable compensation for services rendered prior to the change-in-control.

15.	Should the executive voluntarily terminate employment during the “window period” (the 30 days following the first anniversary of the change-in-control) severance equals two times the executive’s base salary in effect immediately prior to the date of termination and two times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years or the executive’s anticipated bonus for the remainder of the year. If payments are subject to excise taxes imposed under IRC Section 4999, the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied.

Gary L. Kermott

Executive Payments and Benefits upon Termination	Voluntary Termination	Involuntary Termination		Change-in-Control				Death		Disability
		For Cause	Without Cause / Good Reason	Without Termination[15]		With Termination for Good Reason/ without Cause
Compensation:
Severance	$0	$0	$0	$0		$8,595,000	[1]	$0		$0
Annual Incentives
- 2006 Bonus	$0	$0	$0	$0		$2,265,000	[2]	$0		$0
Long-term Incentives
- Accelerated Vesting of Stock Options[3,4]	$0	$0	$0	$990,480		$990,480		$990,480		$990,480
- Vested Stock Options[3,5]	$2,010,320	$0	$2,010,320	$2,010,320		$2,010,320		$2,010,320		$2,010,320
- Accelerated vesting of RS/RSUs	$0	$0	$0	$0		$0		$0		$0
- Vested RS/RSUs	N/A	N/A	N/A	N/A		N/A		N/A		N/A
Deferred Compensation Plan	N/A	N/A	N/A	N/A		N/A		N/A		N/A
Benefits & Perquisites:
Vested Pension Plan	$147,280	$147,280	$147,280	$0		$147,280		$89,998	[6]	$147,280
Vested Pension Restoration Plan	$101,370	$101,370	$101,370	$0		$101,370		$61,944	[6]	$101,370
Enhanced Executive Supplemental Benefit Plan[7]	$0	$0	$0	$0	[8]	$14,498,244	[9]	$11,192,909	[10]	$5,128,200	[11,12]
Vested Executive Supplemental Benefit Plan	$0	$0	$0	$0		$0		$0		$0
Benefit Continuation[13]	$0	$0	$0	$0		$226,200		$0		$0
Vacation Entitlement	$72,116	$72,116	$72,116	$0		$72,116		$72,116		$72,116
280G Tax Gross-up	N/A	N/A	N/A	$0	[15]	$10,334,053	[14]	N/A		N/A

Total	$2,331,085	$320,765	$2,331,085	$3,000,800		$39,240,062		$14,417,767		$8,449,765

1.	Represents three times the executive’s base salary in effect immediately prior to the date of termination and three times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years or the executive’s anticipated bonus for the remainder of the year.

2.	Represents the pro rata portion of the executive’s annual bonus (the applicable agreement provides for the payment of the greater of highest bonus over last four fiscal years or the anticipated bonus for the year of the date of termination).

3.	Represents the intrinsic value of stock options based on the Company’s closing stock price on December 29, 2006, of $40.68.

4.	The 1996 Stock Option Plan and the related agreement provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

5.	Options granted under the 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause or with good reason; 90 days of retirement; and one year of death or disability.

6.	Represents the lump-sum present value equal to one-half of the accrued benefit, converted to qualified joint and survivor form and payable to female spouse three years younger than the participant at the latter of participant’s current age or age 55.

7.	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

8.	Under the plan, upon a change-in-control of the Company the executive becomes 100% vested in the benefit in an amount equal to the amount the executive would have been entitled to receive had he attained his normal retirement date and a joint and survivor annuity.

9.	Represents the lump-sum present value of the benefit calculated using the following assumptions: RR01-62 mortality tables and a discount rate of 4.73%.

10.	Represents the lump-sum present value of 10-year certain payments at a 5.96% discount rate, equal to 50% of participant’s final average compensation.

11.	Represents the lump-sum present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.96%.

12.	Assumes the participant remains disabled until earliest retirement date at age 55.

13.	Represents the cash payment to the executive to cover the cost to purchase benefits including gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $1,303.95 per month will increase 10% in 2008.

14.	Under the applicable agreement, if payments are subject to excise taxes imposed under IRC Section 4999 the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Section 280G:

-	Equity valued at the Company’s closing stock price on December 29, 2006, of $40.68, less option exercise prices.

-	Parachute payments for time vesting stock options, restricted stock and restricted stock units were valued using Reg. Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of 2006 bonus is reasonable compensation for services rendered prior to the change-in-control.

15.	Should the executive voluntarily terminate employment during the “window period” (the 30 days following the first anniversary of the change-in-control) severance equals two times the executive’s base salary in effect immediately prior to the date of termination and two times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years or the executive’s anticipated bonus for the remainder of the year. If payments are subject to excise taxes imposed under IRC Section 4999, the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied.

Barry M. Sando

Executive Payments and Benefits upon Termination	Voluntary Termination	Involuntary Termination		Change-in-Control				Death		Disability
		For Cause	Without Cause / Good Reason	Without Termination[1][5]		With Termination for Good Reason/ without Cause
Compensation:
Severance	$0	$0	$0	$0		$5,580,000	[1]	$0		$0
Annual Incentives
- 2006 Bonus	$0	$0	$0	$0		$1,335,000	[2]	$0		$0
Long-term Incentives
- Accelerated Vesting of Stock Options[3,4]	$0	$0	$0	$868,560		$868,560		$868,560		$868,560
- Vested Stock Options[3,5]	$1,420,360	$0	$1,420,360	$1,420,360		$1,420,360		$1,420,360		$1,420,360
- Accelerated vesting of RS/RSUs	N/A	N/A	N/A	N/A		N/A		N/A		N/A
- Vested RS/RSUs	N/A	N/A	N/A	N/A		N/A		N/A		N/A
Deferred Compensation Plan	$379,494	$379,494	$379,494	$0		$379,494		$1,834,494		$379,494
Benefits & Perquisites:
Vested Pension Plan	$63,615	$63,615	$63,615	$0		$63,615		$39,567	[6]	$63,615
Vested Pension Restoration Plan	$37,438	$37,438	$37,438	$0		$37,438		$23,285	[6]	$37,438
Enhanced Executive Supplemental Benefit Plan[7]	$0	$0	$0	$0	[8]	$11,125,879	[9]	$7,266,601	[10]	$2,621,579	[11,1][2]
Vested Executive Supplemental Benefit Plan	$0	$0	$0	$0		$0		$0		$0
Benefit Continuation[1][3]	$0	$0	$0	$0		$175,665		$0		$0
Vacation Entitlement	$58,557	$58,557	$58,557	$0		$58,557		$58,557		$58,557
280G Tax Gross-up	N/A	N/A	N/A	$0	[1][5]	$7,397,759	[1][4]	N/A		N/A

Total	$1,959,464	$539,104	$1,959,464	$2,288,920		$28,442,327		$11,511,424		$5,449,603

1.	Represents three times the executive’s base salary in effect immediately prior to the date of termination and three times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years or the executive’s anticipated bonus for the remainder of the year.

2.	Represents pro rata portion of the executive’s annual bonus (the applicable agreement provides for the payment of the greater of highest bonus over last four fiscal years or the anticipated bonus for the year of the date of termination).

3.	Represents the intrinsic value of stock options based on the Company’s closing stock price on December 29, 2006, of $40.68.

4.	The 1996 Stock Option Plan and the related agreement provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

5.	Options granted under the 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause or with good reason; 90 days of retirement; and one year of death or disability.

6.	Represents the lump-sum present value equal to one-half of the accrued benefit, converted to qualified joint and survivor form and payable to female spouse three years younger than participant at the latter at participant’s current age or age 55.

7.	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

8.	Under the plan, upon a change-in-control of the Company the executive becomes 100% vested in the benefit in an amount equal to the amount the executive would have been entitled to receive had he attained his normal retirement date and a joint and survivor annuity.

9.	Represents the lump-sum present value of the benefit calculated using the following assumptions: RR01-62 mortality tables and a discount rate of 4.73%.

10.	Represents the lump-sum present value of 10-year certain payments at a 5.96% discount rate, equal to 50% of participant’s final average compensation.

11.	Represents the lump-sum present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.96%.

12.	Assumes the participant remains disabled until earliest retirement date at age 55.

13.	Represents the cash payment to the executive to cover the cost to purchase benefits, including gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $1,303.95 per month will increase 10% in 2008.

14.	Under the applicable agreement, if payments are subject to excise taxes imposed under IRC Section 4999 the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Section 280G:

-	Equity valued at the Company’s closing stock price on December 29, 2006, of $40.68, less option exercise prices.

-	Parachute payments for time vesting stock options, restricted stock and restricted stock units were valued using Reg. Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of 2006 bonus is reasonable compensation for services rendered prior to the change-in-control.

15.	Should the executive voluntarily terminate employment during the “window period” (the 30 days following the first anniversary of the change-in-control) severance equals two times the executive’s base salary in effect immediately prior to the date of termination and two times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years or the executive’s anticipated bonus for the remainder of the year. If payments are subject to excise taxes imposed under IRC Section 4999, the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied.

Max O. Valdes

Executive Payments and Benefits upon Termination	Voluntary Termination	Involuntary Termination		Change-in-Control				Death		Disability
		For Cause	Without Cause / Good Reason	Without Termination[15]		With Termination for Good Reason/ without Cause
Compensation:
Severance	$0	$0	$0	$0		$2,100,000	[1]	$0		$0
Annual Incentives
- 2006 Bonus	$0	$0	$0	$0		$400,000	[2]	$0		$0
Long-term Incentives
- Accelerated Vesting of Stock Options[3,4]	$0	$0	$0	$85,980		$85,980		$85,980		$85,980
- Vested Stock Options[3,5]	$0	$0	$0	$0		$0		$0		$0
- Accelerated vesting of RS/RSUs	N/A	N/A	N/A	N/A		N/A		N/A		N/A
- Vested RS/RSUs	N/A	N/A	N/A	N/A		N/A		N/A		N/A
Deferred Compensation Plan	N/A	N/A	N/A	N/A		N/A		N/A		N/A
Benefits & Perquisites:
Vested Pension Plan	$116,193	$116,193	$116,193	$0		$116,193		$73,463	[6]	$116,193
Vested Pension Restoration Plan	$18,610	$18,610	$18,610	$0		$18,610		$11,766	[6]	$18,610
Enhanced Executive Supplemental Benefit Plan[7]	$0	$0	$0	$0	[8]	$3,371,527	[9]	$2,734,742	[10]	$1,113,016	[11,12]
Vested Executive Supplemental Benefit Plan	$0	$0	$0	$0		$0		$0		$0
Benefit Continuation[13]	$0	$0	$0	$0		$175,626		$0		$0
Vacation Entitlement	$28,846	$28,846	$28,846	$0		$28,846		$28,846		$28,846
280G Tax Gross-up	N/A	N/A	N/A	$0	[15]	$2,641,257	[14]	N/A		N/A

Total	$163,649	$163,649	$163,649	$85,980		$8,938,038		$2,934,797		$1,362,645

1.	Represents three times the executive’s base salary in effect immediately prior to the date of termination and three times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years or the executive’s anticipated bonus for the remainder of the year.

2.	Represents the pro rata portion of the executive’s annual bonus (the applicable agreement provides for the payment of the greater of the highest bonus over last four fiscal years or the anticipated bonus for the year of the date of termination).

3.	Represents the intrinsic value of stock options based on the Company’s closing stock price on December 29, 2006, of $40.68.

4.	The 1996 Stock Option Plan and the related agreement provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

5.	Options granted under the 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause or with good reason; 90 days of retirement; and one year of death or disability.

6.	Represents the lump-sum present value equal to one-half of the accrued benefit, converted to qualified joint and survivor form and payable to female spouse three years younger than the participant at the latter of participant’s current age or age 55.

7.	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

8.	Under the plan, upon a change-in-control of the Company the executive becomes 100% vested in the benefit in an amount equal to the amount the executive would have been entitled to receive had he attained his normal retirement date and a joint and survivor annuity.

9.	Represents the lump-sum present value of the benefit calculated using the following assumptions: RR01-62 mortality tables and a discount rate of 4.73%.

10.	Represents the lump-sum present value of 10-year certain payments at a 5.96% discount rate, equal to 50% of participant’s final average compensation.

11.	Represents the lump-sum present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.96%.

12.	Assumes the participant remains disabled until earliest retirement date at age 55.

13.	Represents the cash payment to the executive to cover the cost to purchase benefits, including gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $1,303.95 per month will increase 10% in 2008.

14.	Under the applicable agreement, if payments are subject to excise taxes imposed under IRC Section 4999 the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Section 280G:

-	Equity valued at the Company’s closing stock price on December 29, 2006, of $40.68, less option exercise prices.

-	Parachute payments for time vesting stock options, restricted stock and restricted stock units were valued using Reg. Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of 2006 bonus is reasonable compensation for services rendered prior to the change-in-control.

15.	Should the executive voluntarily terminate employment during the “window period” (the 30 days following the first anniversary of the change-in-control) severance equals two times the executive’s base salary in effect immediately prior to the date of termination and two times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years or the executive’s anticipated bonus for the remainder of the year. If payments are subject to excise taxes imposed under IRC Section 4999, the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied.

Thomas A. Klemens

Mr. Klemens passed away on January 3, 2006. Accordingly, the following table excludes the columns related to disability or termination of the executive and the column related to a change-in-control of the Company.

Executive Payments and Benefits upon Termination	Death
Compensation:
Severance	$0
Annual Incentives
- 2006 Bonus	$0
Long-term Incentives
- Accelerated Vesting of Stock Options[1]	$1,488,440	[2]
- Vested Stock Options[1]	$754,645
- Accelerated vesting of RS/RSUs	N/A
- Vested RS/RSUs	N/A
Deferred Compensation Plan	N/A
Benefits & Perquisites:
Vested Pension Plan	$127,054
Vested Pension Restoration Plan	$87,429
Enhanced Executive Supplemental Benefit Plan	$0
Vested Executive Supplemental Benefit Plan	$7,398,877	[3]
Benefit Continuation[4]	$750,000
Vacation Entitlement	$0
280G Tax Gross-up	N/A

Total	$10,606,445

1.	Represents the intrinsic value of stock options based on the Company’s closing stock price on December 29, 2006, of $40.68.

2.	The 1996 Stock Option Plan and related agreement provide for acceleration of unvested options in the event of death, with options exercisable within one year thereof.

3.	10-year certain payments equal to 50% of the participant’s final average compensation.

4.	Consists of group and supplemental life insurance payments.

Compensation Discussion and Analysis

I.	Our Compensation Philosophy & Objectives

The Company’s annual compensation program, which has been endorsed by the Compensation Committee of the Board of Directors, is designed to enhance shareholder value by providing that a large part of senior executive compensation be related to the Company’s overall performance, the performance of the business unit or function for which the officer is responsible, and a subjective analysis of the contribution of each individual officer to the Company. The Company’s policy is further designed to develop and administer programs that will:

•	attract and retain key executives critical to the Company’s long-term vision and success;

•	provide compensation levels that are competitive with others in the Company’s peer group, as that peer group is identified by the Compensation Committee from time to time;

•	motivate executives to enhance long-term shareholder value, with emphasis on growth, productivity, profitability and margins; and

•	encourage the identification and implementation of best business practices.

II.	Role of the Compensation Committee

A.	General

The Compensation Committee is comprised of five independent members of our Board of Directors. The committee reviews and approves the base salaries of the executive officers of the Company, and the annual bonus programs, incentive plans and executive benefit plans. It also reviews and makes recommendations to the Board of Directors regarding director compensation. The Compensation Committee, in consultation with executive compensation consultants it retains, analyzes the reasonableness of the compensation paid to those executives. As described in more detail below, in discharging its functions, the committee reviews compensation data from comparable companies and from relevant surveys for comparative results against the Company’s compensation level. Page 15 contains a list of the Company’s executive officers.

The Compensation Committee’s function is more fully described in its charter which has been approved by our Board of Directors. The charter is available in the corporate governance section of our Web site at www.firstam.com.

The Company’s chief executive officer and, as appropriate, the general counsel and the chief financial officer, may attend the portion of the Compensation Committee’s meetings where individual executive performance is discussed. Only committee members are allowed to vote on decisions made regarding executive compensation.

The Compensation Committee meets with the chief executive officer to discuss his own compensation package, but ultimately decisions regarding his package are made solely based upon the committee’s deliberations with input from its compensation consultant. Decisions regarding other executive officers are made by the committee after considering recommendations from the chief executive officer, as well as input from the compensation consultant.

B.	Interaction with Compensation Consultants

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of a compensation consultant. The Compensation Committee has retained the services of Pearl Meyer & Partners to assist with its review of the compensation package of the chief executive officer and other executive officers. In addition, Pearl Meyer & Partners has assisted the committee with related projects, such as evaluating non-employee director pay levels, advice with respect to the design of executive compensation programs, preparation of the Company’s proxy statement and related tasks.

The Compensation Committee retains Pearl Meyer & Partners directly, although in carrying out assignments, Pearl Meyer & Partners also interacts with Company management to the extent necessary and appropriate.

III.	Compensation Structure

A.	Pay Elements – Overview

The Company utilizes three main components of compensation:

•	Base Salary – fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance.

•

Annual Incentive/Bonus – variable pay that is designed to reward executives, taking into account individual performance, Company performance and the performance of the business unit or function for which the executive is responsible. The annual incentive/bonus may be paid in cash or in the form of equity awards.

•	Long-Term Incentives – stock-based awards including both stock options and restricted stock units.

B.	Pay Elements – Details

(1) Base Salary

Base salaries are set with regard to the level of the position within the Company and the individual’s current and sustained performance results. The base salary levels, and any increases or decreases to those levels for each executive, are reviewed each year by the Compensation Committee, and such adjustments may be based on factors such as the overall performance of the Company, new roles and/or responsibilities assumed by the executive, the performance of the executive’s business unit or area of responsibility, the executive’s significant impact on strategic goals and length of service with the Company. However, there is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the subjective exercise of the committee’s judgment. Although salaries generally are targeted at market median or below, based on the Company’s peer group and relevant compensation survey data (discussed below), the Compensation Committee may also take into account historical compensation, potential as a key contributor and special recruiting situations.

Other than in the case of new hires, base salaries for executive officers are generally set by the Compensation Committee shortly before or after the end of the year. Except for Mr. McMahon, the Company’s vice chairman and chief financial officer, none of the named executive officers have employment agreements specifying their base salaries. Mr. McMahon’s employment agreement provided that his base salary for 2006 would be $550,000 and that his minimum base salary for 2007 would be $600,000.

(2) Annual Incentives

The Company and the Compensation Committee consider the annual bonus program a critical component of the executive compensation program. In recent years the program has accounted for the majority of the compensation paid to the named executive officers. This emphasis on annual bonuses, as opposed to long-term incentive compensation, reflects the view that key components of the Company’s business operations, such as title insurance and related services, are cyclical in nature. Accordingly, the Company believes that an incentive structure tied to annual performance is a more effective means of motivating and rewarding executives to enhance long-term shareholder values. As will be described, however, the award of bonuses for 2006 was modified by the Compensation Committee to encourage longer term focus while emphasizing annual performance by tying annual bonuses into increases in share value.

With respect to the named executive officers, the bonus program consists of two components, an annual incentive bonus and, for named executive officers other than Mr. Kennedy, a team bonus. The annual incentive bonus for a named executive officer is generally determined by adjusting the bonus for the prior year for

Company, business unit and individual performance during the year. These three factors are assigned a weight of 25%, 25% and 50%, respectively. The Company performance factor is 50% in the case of an executive who is not responsible for a specific business unit. For example, if the annual bonus for 2005 had been $1 million for an executive officer who is responsible for a business unit, the determination of the 2006 bonus would begin by dividing $1 million into three components: $250,000, to be adjusted based on Company performance; $250,000, to be adjusted based on business unit performance; and $500,000, to be adjusted based on a subjective analysis of individual performance. With respect to an executive officer who is not responsible for a business unit, the determination of the 2006 bonus would begin by dividing $1 million into two components: $500,000 to be adjusted based on Company performance and $500,000 to be adjusted based on a subject analysis of individual performance.

The adjustments for business unit and Company performance are generally determined by reviewing estimated adjusted pre-tax income of the business segment, if any, for which the executive is responsible, and estimated adjusted pre-tax income of the Company. The estimated adjustments to pre-tax income are designed to take into account various circumstances to enable the Compensation Committee to better evaluate year-over-year financial performance. The individual performance component of the bonus is based on an overall evaluation by the committee of the executive officer’s individual contributions and efforts during the year, as reflected in recommendations to the committee by the chief executive officer. With respect to the committee’s determination of the chief executive officer’s bonus, the committee takes into account the performance of the Company as a whole and its evaluation of the chief executive officer’s leadership, and then makes its own decision.

In 2006, the chief executive officer recommended, and the Compensation Committee agreed, that the portion of the bonus attributable to Company performance should be reduced by 40% to reflect the Company’s decline in pre-tax income for 2006 versus the previous year. With respect to the evaluation of segment performance, however, the adjustments for performance were applied less mechanically. For example, the major contributor to the decline in income for the title insurance segment was a large increase in the incurred but not reported claims reserve in the second quarter. Because this increase reflected a change in the Company’s estimate for ultimate losses expected from previously issued title insurance policies, the committee decided not to take the full amount into account in computing the segment performance adjustment for the title insurance segment. Moreover, as noted, 50% of the bonus is based on the committee’s assessment of an executive’s individual performance, and the committee believes that flexibility is appropriate in order to reward exceptional performance. Accordingly, there is no plan maximum on an executive’s bonus for a particular year. In light of the Company’s overall decline in net income for 2006, however, the committee generally concluded that bonuses should be significantly reduced from the levels paid for 2005.

In previous years the annual bonus was paid entirely in cash. For 2006 the Compensation Committee concluded that the alignment of executive efforts with long-term increases in shareholder value would be advanced by paying a portion of the annual bonus in the form of restricted stock units (RSUs), which will sometimes be referred to as “Bonus RSUs” for purposes of clarity. RSUs are denominated in units of shares of common stock. The number of units was computed by the committee first determining the dollar amount of the annual bonus that was to be awarded in the form of RSUs. Pursuant to Company policy, that dollar amount was divided by the closing price of the Company’s stock on March 5, 2007, which was the second day on which the New York Stock Exchange was open for trading following the filing of the Company’s Annual Report on Form 10-K. No shares are actually issued to the participant on the grant date. Instead, when an RSU vests, the participant is entitled to receive shares of common stock. Dividends received on shares of common stock are treated as if they were paid at the same time with respect to the RSUs and immediately reinvested in additional RSUs which are subject to the same restrictions as the underlying RSUs. Vesting of Bonus RSUs generally occurs at a rate of 20% per year on each anniversary of the date of grant. Immediate vesting of Bonus RSUs occurs in the event of the participant’s termination of employment on account of death, disability or retirement (generally defined as a voluntary termination after reaching the age of 62). In the event the Company terminates a participant without cause, or in the event of retirement, all unvested Bonus RSUs vest on the first anniversary of the date of such termination. An owner of RSUs has none of the rights of a shareholder unless and until shares are actually delivered to the participant.

Finally, the RSUs provide that, except in the case of death, disability or certain changes-in-control (as described under “Change-in-Control Agreements” on pages 47 to 48), none of the Bonus RSUs shall be payable unless the net income of the Company for 2007 is at least $50 million, excluding (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual and/or nonrecurring items of gain or loss and (f) foreign exchange gains and losses (“Extraordinary Items”). The Compensation Committee decided to place such a condition on the Bonus RSUs so that they could be deducted by the Company for purposes of section 162(m) of the Internal Revenue Code.

In addition, for 2007 the Compensation Committee established a bonus plan for executive officers, which is designed to allow the Company to deduct the entire amount of bonuses paid to its named executive officers under section 162(m). In March 2007, the Company issued to each of the executive officers performance units with a cash value equal to twice the cash bonus that the individual received for 2006, with the exception of Mr. Kennedy, who received $1,825,000 of performance units. These performance units, which were issued under the Company’s 2006 Incentive Compensation Plan, provide that they will not be payable unless the net income of the Company for 2007 is at least $100 million, excluding Extraordinary Items. The award agreements give the Compensation Committee complete discretion to reduce the actual amount of bonus payable to any lesser amount. The Compensation Committee expects to make such a reduction.

For 2006 the team bonus was made available to 53 members of the management team (Mr. Kennedy is not eligible and Messrs. McMahon and Valdes did not participate in 2006). The team bonus for 2006 generally consisted of three potential bonus elements, with an aggregate value of $65,000. The Compensation Committee delegated to Mr. Kennedy the authority to make determinations regarding the satisfaction of the bonus criteria. The first element, worth $30,000, was the satisfaction of a Company EPS target of $4.50 for 2006, which target was not met. The second portion, worth $5,000, was based on the Company’s achievement of certain goals relating to the joint provision of Company products and services. This goal was met for 2006. The third portion, generally worth $30,000, was based on the executive’s satisfaction of individual goals (which could be either metric or subjective, or both) or Mr. Kennedy’s determination that failure to meet such goals was excusable under the circumstances. Messrs. DeRoy, Gilmore, Kermott and Sando were all eligible for the team bonus. Messrs. DeRoy and Kermott received $30,000. Due to certain individual arrangements with respect to their individual goals, Mr. Sando and Mr. Gilmore each received $60,000 for their individual share of the team bonus. The Compensation Committee determined in February 2007 that in the future the team bonus would no longer be made available to executive officers.

The following table shows for each named executive officer receiving a 2006 bonus: his 2005 bonus, the 2006 bonus, the portion of the 2006 bonus paid in cash and the portion of his 2006 bonus paid in Bonus RSUs (measured by the value of a share of Company common stock on the date the RSUs were granted, March 5, 2007). It should be noted that (except for $500,000 of Mr. Kennedy’s bonus for 2006 service that the Compensation Committee shifted from cash to RSUs at his request) these RSU grants are not shown in the Summary Compensation Table, the Grants of Plan-Based Awards Table, or the Outstanding Equity Awards at Fiscal Year End Table, in the “Executive Compensation” section of this proxy statement. As required by applicable rules, those tables only show equity awards issued in 2006:

	2005 Bonus(1)	2006 Bonus	2006 Bonus Portion Paid in Cash	2006 Bonus Approximate Portion Paid in RSUs(2)
P.S. Kennedy	$2,400,000	$1,825,000	$412,500	$1,412,500
F.V. McMahon	Not employed in 2005	$1,750,000	$875,000	$875,000
C.I. DeRoy	$2,365,000	$1,785,000	$910,000	$875,000
D.J. Gilmore	$2,065,000	$1,715,000	$890,000	$825,000
G.L. Kermott	$2,265,000	$1,635,000	$835,000	$800,000
B.M. Sando	$1,335,000	$1,065,000	$865,000	$200,000
M.O. Valdes	$400,000	$325,000	$260,000	$65,000

(1)	Paid entirely in cash.

(2)	The RSU allocation was computed by subtracting any team bonus from the actual bonus and then paying 50% of the remainder in RSUs, with the exception of (a) Mr. Kennedy, who received 77% of his bonus in RSUs, and (b) Messrs. Sando and Valdes, who received 20% of the remainder in RSUs. The actual dollar value of the RSUs may differ slightly from the dollar amounts in the table due to rounding. Pursuant to the Company’s policy, the RSUs were issued on March 5, 2007, the second day on which the New York Stock Exchange was open for trading following the filing of the Company’s Annual Report on Form 10-K.

(3) Long-Term Incentives

In previous years the Company has awarded long-term incentives to executive officers in the form of stock options. With respect to 2006 the committee determined that RSUs provided a superior means of aligning executive incentives with long-term shareholder values. Among other factors taken into account in making this determination were the significant accounting charges that result from stock options and, in light of the cyclical nature of some of the Company’s core businesses, the tendency for some executives to assign a value to stock options that is lower than the actual accounting expense for those options. While in prior years the committee awarded options to the named executive officers with a value approximately equal to the executive’s base salary, the committee determined that the long-term incentive award for 2006 would be delivered in the form of RSUs. These RSUs will sometimes be referred as the “Long-Term RSUs,” to distinguish them from the previously described Bonus RSUs that were awarded to the named executive officers as a portion of their annual bonus.

Long-Term RSUs were issued to the named executive officers on March 5, 2007, in an amount roughly equal to their base pay. The terms and conditions of these RSUs are identical to the Bonus RSUs issued to the same officers except that there is no mandatory accelerated vesting upon retirement and payment of the Long-Term RSUs does not count as covered compensation under the Company’s Executive Supplemental Benefit Plan. Because they were not issued in 2006 the Long-Term RSU grants are not shown in the Summary Compensation Table, the Grants of Plan-Based Awards Table, or the Outstanding Equity Awards at Fiscal Year End Table in the “Executive Compensation” section of this proxy statement.

Base salary as of January 1, 2007, and the approximate dollar value of the Long-Term RSUs (measured by the value of a share of Company common stock on March 5, 2007) issued to each of the named executive officers employed as of the end of 2006 year were as follows:

	Base Salary	RSUs Granted(1)
P.S. Kennedy	$750,000	$750,000
F.V. McMahon	$700,000	$700,000
C.I. DeRoy	$700,000	$700,000
D.J. Gilmore	$650,000	$650,000
G.L. Kermott	$600,000	$600,000
B.M. Sando	$525,000	$525,000
M.O. Valdes	$300,000	$300,000

(1)	The actual dollar value of the RSUs may differ slightly from the dollar amounts in the table due to rounding. Pursuant to the Company’s policy, the RSUs were issued on March 5, 2007, the second day on which the New York Stock Exchange was open for trading following the filing of the Company’s Annual Report on Form 10-K.

(4) Other Executive Benefits, including Perquisites and Retirement Benefits

Executives are entitled to employee benefits generally available to all full-time employees (subject to fulfilling any minimum service period). This would include elements such as the vacation and health and welfare benefits generally available to all employees. In designing these elements the Company seeks to provide an overall level of benefits that are competitive with those offered by similar companies in the markets in which the Company operates.

In addition, certain perquisites are made available to named executive officers. These may include country club membership dues, a Company car allowance, Company-paid gas, personal use of Company-owned residences, use of Company-purchased season tickets and health club memberships. These perquisites are common among executives. In addition, providing them as perquisites (as opposed to increasing base salary in an amount designed to compensate for the loss of these perquisites) avoids the increase that would otherwise occur in certain other benefit costs that are based on the level of an executive’s base salary. Further details regarding these benefits are contained in the Summary Compensation Table and accompanying footnotes.

Named executive officers may participate in several benefit plans that provide benefits upon retirement. Such retirement benefits include: the First American 401(k) Savings Plan, the First American Pension Plan, the First American Pension Restoration Plan, the First American Executive Supplemental Benefit Plan and the First American Deferred Compensation Plan. These first two plans are generally available to employees (except that the Pension Plan is limited to individuals who became participants before 2002 and the Restoration Plan is limited to individuals who became participants before 1995), while the remaining three plans are limited to a select group of management. The First American 401(k) Savings Plan is a tax-qualified profit-sharing plan, which authorizes Company matching contributions based on the amount of employee pre-tax contributions and a schedule that ties the amount of matching contributions to the Company’s profitability. In 2006, the Company contributed $2 for every $1 of 2005 employee contributions, limited to employee contributions of up to 3% of eligible compensation for each employee (tax rules limited the maximum compensation that could be considered under the plan to $210,000). Further explanation of the other four plans can be found in connection with the Pension Benefits and Deferred Compensation tables in the “Executive Compensation” section of this proxy statement. The Company believes that these plans provide a valuable recruiting and retention mechanism for its executives and enable the Company to compete more successfully for qualified executive talent.

In addition, in 2006, First Advantage Corporation, the Company’s publicly traded subsidiary, issued each of Messrs. Kennedy and McMahon options to purchase 2,500 and 7,500 shares, respectively, of First Advantage’s Class A common stock as compensation for their service on its board of directors. In 2007 Messrs. Kennedy and McMahon agreed to exercise those options at the direction of the Company and to remit to the Company any after-tax benefit they receive in connection therewith.

C.	Pay Mix

The Compensation Committee utilizes the particular elements of compensation described above because it believes that they represent a well-proportioned mix of security-oriented compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this portfolio approach, the committee provides the executive a measure of security in the minimum level of compensation he or she is eligible to receive, while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company corresponding to increases in shareholder value and long-term wealth creation for the executive, as well as reducing the risk of loss of top executive talent to competitors.

For key executives, the mix of compensation is weighted heavily toward at-risk pay and, in particular, the annual incentive bonus. With respect to the chief executive officer, base pay comprised less than 25% of the value of his total compensation opportunities (base pay, annual incentive bonus, long-term incentives) for 2006. With respect to other named executive officers, base pay comprised less than 33% of their total compensation opportunities. This pay mix is consistent with the overall philosophy of maintaining a pay mix that results fundamentally in a pay-for-performance orientation for Company executives.

D.	Pay Levels and Benchmarking

Overall compensation levels for executives are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the compensation levels for peers within the Company, compensation levels in the marketplace for similar positions and performance of the individual and the Company as a whole. In determining these compensation levels, the Compensation Committee considers all forms of compensation and benefits.

In order to determine competitive compensation practices, the Compensation Committee relies upon compensation surveys provided by Pearl Meyer & Partners, its independent compensation consultant. The committee principally relies upon surveys of compensation practices of comparable companies, including general survey data and data developed from public filings by selected companies that it considers appropriate comparators for the purposes of developing executive compensation benchmarks. The selection of comparator companies is continually reviewed by the committee.

In computing bonuses and long-term incentive awards for 2006, as well as 2007 base salaries, the Company and the committee worked with its compensation consultant to develop a list of comparator companies for the purpose of benchmarking executive compensation. Numerous factors went into the selection of the comparator companies, including similarities of business lines, as well as comparable financial measures such as assets, revenues and market capitalization. The following companies, along with survey data, were used for benchmarking purposes:

Affiliated Computer Services Inc.	MGIC Investment Corporation
Avis Budget Group, Inc	NCR Corporation
Computer Sciences Corp.	New Century Financial Group
Choicepoint Inc.	Old Republic International Corporation
Equifax Inc.	PHH Corporation
Fair Isaac Corporation	The PMI Group, Inc.
Fidelity National Financial Inc.	Radian Group Inc.
First Advantage Corporation	Realogy Corporation
Fiserv, Inc.	Reed Elsevier PLC
IAC/InterActiveCorp	R.R. Donnelley & Sons Company
Indymac Bancorp, Inc.	SAIC, Inc.
L-3 Communications Holdings, Inc.	Stewart Information Services Corporation
LandAmerica Financial Group, Inc.	The Thomson Corporation

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the committee makes decisions regarding individual executives’ target total compensation opportunities based on Company and individual performance and the need to attract, motivate and retain an experienced and effective management team. The Compensation Committee examines the relationship of each executive’s base salary, target annual incentive opportunity and long-term incentive opportunity to market median data. The committee does not believe, however, that compensation opportunities should be structured toward a uniform relationship to median market data, especially in light of the different financial characteristics of the Company’s business units (such as the relationship of revenues to net income). Accordingly, total compensation for specific individuals will vary based on a number of factors in addition to Company and individual performance, including scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a replacement executive.

E.	Conclusion

The final level and mix of compensation determined by the Compensation Committee is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The committee believes that each of the compensation packages for the named executive officers is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

IV.	Timing of Equity Grants

The Company’s current policy with respect to equity awards to executive officers is, after Compensation Committee approval, to issue the awards on the second day on which the New York Stock Exchange is open for trading following the filing of the Company’s Annual Report on Form 10-K. In the case of restricted stock, restricted stock units denominated in dollars and stock options, pricing (i.e., the number of shares or units issued for each dollar denominated restricted stock or restricted stock unit award or the strike price with respect to stock options) is determined as of that date. The price of the Company common stock used for these purposes is the last sale price reported for a share of the Company’s common stock on the New York Stock Exchange on that date. With respect to employees other than executive officers, the methodology is the same as that for executive officers, except that awards are issued on the last day on which the New York Stock Exchange is open for trading during the quarter in which the committee approved the award. Restricted stock and restricted stock units denominated in shares, whether issued to executive officers or other employees, are issued on the date they are approved by the committee.

During 2006 the Company undertook, through a special subcommittee, an extensive review of its historical stock option granting practices. In the course of its four-month review, the special subcommittee evaluated all option grants made under the Company’s stock option plans. As a result of its review, the special subcommittee determined that the Company used incorrect measurement dates for financial reporting purposes with respect to a number of stock option grants made between 1996 and 2006 and improperly accounted for the mispriced options under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. As a result, the cumulative impact to the Company’s financial results over this period totaled approximately $35.7 million, the majority of which was non-cash in nature. The special subcommittee determined that these errors were the result of date selection methods, internal control deficiencies and the misapplication of technical accounting provisions. The special subcommittee did not find that these errors were the result of fraud, self-interest on the part of management or members of the Board of Directors or intent to misstate the Company’s financial statements.

Though the vast majority of these grants were made to non-executive employees of the Company, executive officers of the Company (other than Mr. Valdes) who received mispriced options while serving as an executive officer have repaid to the Company any benefit received from mispriced options that had previously been exercised. Accordingly, all of the named executive officers (other than Mr. Valdes) who were executive officers at the time of the grant have repaid to the Company any benefit received from the exercise of mispriced options. Due to the magnitude of his compensation relative to the other executive officers, the Board of Directors, in February 2007, relieved Mr. Valdes of his pledge to repay the benefit he received from mispriced options that he previously exercised. Mr. Sando was not required to make such repayment because he was not an executive officer when he received mispriced options that he subsequently exercised. Mr. McMahon did not receive any mispriced options and Messrs. Kennedy and Gilmore did not exercise any mispriced options. Repayments were made to the Company by the named executive officers in the aggregate amount of approximately $618,571. Members of the Board of Directors also have repaid to the Company any benefit received from mispriced options that had previously been exercised. In addition, the Company has taken measures to adjust the price on all mispriced options granted to executive officers and members of the Board of Directors that remain unexercised. The Company has only repriced those options where the corrected strike price would be higher than the original strike price. The special subcommittee and management also recommended that the Company take certain measures to improve its option granting practices, including related administrative processes and internal accounting controls, to bolster its corporate accounting, legal and compliance functions and to enhance its corporate governance. In response to these recommendations, the Company created an ad-hoc special committee on governance recommendations. The Company charged this committee, which is comprised solely of independent directors, with considering further enhancements to the Company’s corporate governance. The committee will disband when it has completed its work, which is expected to occur in 2007.

V.	Adjustment or Recovery of Awards

Other than the policies adopted with respect to mispriced stock options described above, the Company has no specific policies to adjust or recoup prior awards. However, under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the chief executive officer and chief financial officer may be required to reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document and (2) any profits realized from the sale of securities of the Company during that 12-month period.

VI.	Consideration of Prior Amounts Realized

The Company’s philosophy is to reward executives for future performance. Accordingly, prior stock compensation gains (option gains or restricted stock awarded in prior years) are not considered in setting future compensation levels.

VII.	Employment Agreements and Post-Termination Payments

A.	Employment Agreements

Except for Mr. McMahon, the Company does not maintain employment agreements with any of its executive officers, all of whom are at-will employees.

Mr. McMahon’s agreement provides the terms of his employment for the five years commencing March 31, 2006. Subsequent to that period, he will be employed as an at-will employee, like the other executive officers of the Company. His agreement contains the following features:

1. During the term of the agreement he will serve as vice chairman and chief financial officer of the Company. In addition to the customary duties for such position, Mr. McMahon is also responsible for the operations of the Company’s trust and thrift operation. In addition, the Company has agreed to elect Mr. McMahon to the board of directors of First Advantage Corporation.

2. Mr. McMahon will receive during each year of the term of the agreement a base salary and bonus at least equal to $1.75 million. This amount is required to be paid in cash. For 2006, however, Mr. McMahon was guaranteed a minimum cash bonus of $1.150 million and a minimum total salary of $550,000. For 2006, Mr. McMahon waived his right to the minimum cash bonus. Starting in 2007, Mr. McMahon’s minimum base salary is $600,000. The agreement generally provides for Mr. McMahon’s participation in other executive benefit plans on the same terms applicable to other executives.

3. The agreement further provided for a grant of options on 300,000 shares of Company Common stock and 33,334 RSUs upon the commencement of employment. Both the options and RSUs will vest at the rate of 20% per year at the end of each year of his employment, provided that Mr. McMahon is employed through that time. Under the agreement, the Company also agreed to make future equity grants to Mr. McMahon in amounts similar to those granted to other executive officers who are performing at similar levels. Dividends on the RSUs are deemed reinvested in additional RSUs as of the date of the dividend.

4. If Mr. McMahon is terminated without cause or quits for good reason during the five-year term of the agreement, he will be entitled to receive (1) the base salary and bonus that had been guaranteed to be paid through the remainder of the employment term, (2) immediate vesting of his stock options and RSUs and (3) the right to exercise his options for the remainder of their original 10-year term. “Cause” is generally defined as willful misconduct material to his employment or gross negligence in the performance of duties. “Good Reason” is generally defined to include material adverse changes in the terms of Mr. McMahon’s employment.

The Board of Directors reviewed and approved the terms of Mr. McMahon’s agreement. It considered them appropriate in light of the perceived benefits to the Company from Mr. McMahon’s employment. Mr. McMahon’s agreement is attached as an exhibit to the Form 8-K filed by the Company on February 24, 2006.

B.	Severance Agreements.

Absent a change-in-control (and excluding the provisions of Mr. McMahon’s employment agreement), there are no severance arrangements that apply to a terminated executive.

C.	Change-in-Control Agreements.

Our supplemental benefit plans and all of our stock option plans (unless our Board directs otherwise with respect to our 1997 directors’ stock option plan) call for accelerated vesting of all benefits and options in the event of a change-in-control of the Company. The terms of the RSUs issued in 2007 also provide for accelerated vesting in the event of a change-in-control, excluding a change-in-control that has been approved by the incumbent board of directors prior to the change-in-control. In addition, the First American Executive Supplemental Benefit Plan provides that, when an executive terminates subsequent to a change-in-control, payment of benefits will commence in the same manner as if the executive had attained his normal retirement age on the date of termination.

In addition, as part of our efforts to retain key employees, effective November 12, 1999 (February 27, 2007 with respect to Mr. McMahon), we entered into agreements with each of the named executive officers and other designated employees to provide for certain benefits in the event they are terminated within three years after a change-in-control occurs. A “Change-in-Control” means any one of the following:

•	a merger or consolidation in which our shareholders end up owning less than 50% of the voting securities of the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of our assets or the complete liquidation or dissolution of the Company;

•	a change in the composition of our Board over a two-year period without the consent of a majority of the directors in office at the beginning of the two-year period; or

•	the acquisition or accumulation by certain persons of at least 25% of our voting securities.

If termination of employment occurs without cause or if the employee terminates employment for good reason, the Company will pay the following benefits in one lump-sum within 10 business days:

•	the employee’s base salary through and including the date of termination and any accrued but unpaid bonus;

•	a portion of the employee’s annual bonus prorated through the date of termination;

•	any compensation previously deferred by the employee (other than pursuant to a tax-qualified plan) together with any interest and earnings;

•	accrued and unpaid vacation pay;

•	unreimbursed business expenses;

•	three times the employee’s annual base salary in effect immediately prior to the date of termination; and

•

three times the greater of the employee’s highest annual discretionary incentive bonus (including cash and stock) during the preceding four fiscal years or the employee’s anticipated bonus for the fiscal year.

The Company will also continue to pay the employee for 24 months after the termination the same employee benefits and perquisites that he or she was receiving at the time of termination. These benefits include tax-qualified and nonqualified savings plan benefits, medical insurance, disability income protection, life insurance coverage and death benefits. To the extent that the executive cannot participate in the plans previously available, the Company will provide such benefits on the same after-tax basis as if they had been available. These obligations are reduced by any welfare benefits made available to the executive from subsequent employers.

Section 280G of the Internal Revenue Code imposes a 20% excise tax on certain executives if payments “contingent on a change-in-control” exceed certain limits. The change-in-control agreements provide that, if the Internal Revenue Code Section 280G excise tax applies, an additional cash payment will be made to the executive. The additional cash payment is calculated as the amount that provides the executive, on an after-tax basis, with the same amount of benefits as if the Internal Revenue Code Section 280G tax had not applied.

The change-in-control agreements had an initial term of three years and are automatically extended for additional one-year periods unless our Board or the employee with whom the agreement is entered into gives notice not to extend. In addition, if the employee terminates employment for any reason during the 30-day period following the one-year anniversary of the change-in-control, the employee will receive all of the benefits described above, except that the multiple of annual base salary and bonus would be reduced from three to two. A form of change-in-control agreement is attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

D.	Retirement Programs

As noted above, the Company maintains five programs that potentially provide retirement benefits: the First American 401(k) Savings Plan, the First American Pension Plan, the First American Pension Restoration Plan, the First American Executive Supplemental Benefit Plan and the First American Deferred Compensation Plan. The First American 401(k) Savings Plan is described above on page 43. Explanation of the other four plans can be found in connection with the Pension Benefits and Deferred Compensation Plan tables in the “Executive Compensation” section of this proxy statement.

E.	Payments due Upon Terminations and/or a Change-in-Control

Calculations and further explanation of the payments due the named executive officers upon termination of employment and/or a change-in-control are found under the portion of the “Executive Compensation” section of this document entitled “Potential Payments Upon Termination or Change-in-Control” commencing on page 26.

VIII.	Stock Ownership Guidelines and Hedging Policies

The Company has neither adopted stock ownership guidelines for executive officers nor any policies prohibiting executives from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

IX.	Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into the account the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executives and employees, the committee examines the accounting cost associated with the grants. Under Statement of Financial Accounting Standard 123 (revised 2004) (“FAS 123R”), grants of stock options and RSUs result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For RSUs the cost is generally equal to the fair value of the stock on the date of grant times the number of shares granted. This expense is amortized over the requisite service period. With respect to stock options, the Company calculates the fair value of the option and takes that value into account as an expense over the vesting period, after adjusting for possible forfeitures.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the chief executive officer and the next four highest compensated officers. Exceptions are made for qualified performance-based compensation, among other things. The cash bonuses granted for 2006 performance do not qualify for the performance-based exception to Internal Revenue Code Section 162(m). Both the RSUs and performance units issued in 2007 have been structured in a manner intended to qualify under this exception for performance-based compensation.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation Committee Lewis W. Douglas, Jr., Chairman George L. Argyros Gary J. Beban Hon. William G. Davis James L. Doti

Director Compensation

Name(a)	Fees Earned or Paid in Cash ($)(b)	Option Awards[1] ($)(d)		Total ($)(h)
D.P. Kennedy[2]	900	88,301	[6]	89,201
George L. Argyros	88,000	88,301	[6]	176,301
Gary J. Beban	100,000	88,301	[6]	188,301
J. David Chatham[3]	164,000	88,301	[6]	252,301
Hon. William G. Davis	120,000	88,301	[6]	208,301
James L. Doti	124,000	88,301	[6]	212,301
Lewis W. Douglas, Jr.	99,000	88,301	[6]	187,301
Frank E. O’Bryan	88,000	88,301	[6]	176,301
Roslyn B. Payne	110,000	88,301	[6]	198,301
D. Van Skilling[3]	166,000	88,301	[6]	254,301
Herbert B. Tasker	158,000	88,301	[6]	246,301
Virginia M. Ueberroth	88,000	88,301	[6]	176,301
Mary Lee Widener[4]	55,479	0		55,479
Paul Fay, Jr.[5]	10,000	0		10,000

1.	The Company did not award options to its directors in 2006. The table reflects the expense recognized by the Company for the grant made to directors on December 8, 2005. The grant date fair value of prior options granted to directors is not reflected in the table because such options fully vested prior to 2006 and, consequently, FAS 123R did not require the Company to recognize an expense for such options in 2006. FAS 123R fair value was determined by using the Black-Scholes methodology in the same manner and using the same assumptions as the executive grants (see Summary Compensation Table). Options outstanding for each director as of 12/31/2006 are as follows: 5,000 (D.P. Kennedy), 5,000 (Argyros), 10,750 (Beban), 18,500 (Chatham), 25,250 (Davis), 5,000 (Doti), 25,250 (Douglas), 18,500 (O’Bryan), 18,500 (Payne), 18,500 (Skilling), 5,000 (Tasker), 18,500 (Ueberroth), 0 (Widener), 0 (Fay).

2.	Mr. D.P. Kennedy elected to receive a fee of $150 per board meeting attended during 2006, rather than the annual retainer and Board and committee meeting attendance fees that would typically be received by a non-employee director.

3.	Messrs. Chatham and Skilling also receive option awards for serving on the board of a subsidiary, First Advantage Corporation, which are identified in that company’s proxy statement.

4.	Ms. Widener was elected to the Board on May 18, 2006.

5.	Mr. Fay retired from the Board on May 18, 2006 and his 2005 stock option award, none of which had vested, was cancelled in accordance with its terms.

6.	The grant date fair value for the option award reflected is $94,500.

During 2006 the compensation of non-employee directors consisted of several components. The annual retainer for each non-employee director was $60,000. The fee paid for attending each Board and committee meeting was $2,000. The annual compensation of the chairman of the Audit Committee was $20,000, the annual compensation for the chairman of the Nominating and Corporate Governance Committee was $10,000, and the annual compensation for the chairman of the Compensation Committee was $5,000. The lead independent director of our Company received $10,000.

Prior to February 2007, each director who is an employee received a fee of $150 for attending each meeting of the Board. Directors are reimbursed for their expenses incurred in attending meetings of the Board and its committees.

Mr. D.P. Kennedy, who retired as an officer of the Company on June 30, 2003, and who continues to serve on our Board of Directors as chairman emeritus, elected to receive a fee of $150 per Board meeting attended during 2006, rather than the annual retainer and Board and committee meeting attendance fees that would typically be paid to a non-employee director. During 2006, Mr. D.P. Kennedy also received compensation attributable to his prior service as an officer of the Company, including $114,888 in distributions from the Pension Plan, which were required to be made under provisions of the federal tax laws, and $38,925 distributed from his account in the 401(k) Savings Plan attributable to contributions made by the Company and its participating subsidiaries in years during which Mr. D.P. Kennedy was an officer of the Company. These distributions were similarly required to be made under provisions of the federal tax laws. In addition, during 2006, Mr. D.P. Kennedy received $108,936 pursuant to the Executive Supplemental Benefit Plan.

Since his retirement on June 30, 2003, Mr. D.P. Kennedy has been rendering services to the Company and its subsidiaries in the capacity of a consultant, and received $375,000 for such services during 2005. Although the consulting arrangement terminated on December 31, 2005, Mr. D.P. Kennedy has continued as an informal advisor to the Company and continues to receive office space and administrative assistance from the Company.

On February 28, 2007, the Company’s Board of Directors approved a revised director compensation package, effective as of January 1, 2007. Under the new compensation package, the annual retainer of each director, other than Mr. Parker S. Kennedy, the Company’s chairman and chief executive officer, remains at $60,000. In addition, the Company granted to each non-management director $50,000 worth of restricted stock units (RSUs), which vest over three years, subject to accelerated vesting at retirement for any director with at least ten years of cumulative service on the Board. This grant replaces the previous practice of periodically granting stock options to non-management directors. The last such grant was for 5,000 options and was made in December 2005. The initial number of RSUs awarded was determined by dividing the $50,000 dollar amount by the closing price of the Company’s common stock on March 5, 2007, the second business day following the Company’s filing of its Annual Report on Form 10-K. Under the revised package, the fee for attendance at each Board and committee meeting remains at $2,000. The annual compensation for the chairman of the Audit Committee increases from $20,000 to $25,000, and the annual compensation for the chairman of the Compensation Committee increases from $5,000 to $10,000. The annual compensation for the chairman of the Nominating and Corporate Governance Committee and for the Company’s lead director each remains at $10,000.

In February 2007, the Company repriced unexercised options that were held by directors and with respect to which the Company used incorrect measurement dates for accounting purposes. In addition, at its February 28, 2007, meeting, the Board also established a stock ownership guideline for directors whereby directors are expected to own at least five times their base annual retainer in Company common stock. Restricted stock and RSUs issued to directors are included for purposes of meeting the guideline. Current directors have five years to satisfy the guideline. Directors elected to the Board in the future will have five years from commencement of their service to satisfy the guideline. Given the current base retainer, as described above, directors are expected to own at least $300,000 in Company common stock.

Codes of Ethics

Our Board has adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. We have posted a copy of this code of ethics in the corporate governance section of our Web site at www.firstam.com. To the extent that the Company waives or amends any provisions of this code of ethics, it will disclose such waivers or amendments on the above Web site. Our Board also has adopted a broader code of ethics and conduct, which applies to all employees, officers and directors, that also has been posted to our Web site at the address stated above. Each of these codes is available in print to any shareholder who requests it. Such request should be sent to the secretary at our address indicated on the first page of this proxy statement.

Corporate Governance Guidelines

In addition to the previously mentioned codes of ethics and committee charters, our Board has adopted corporate governance guidelines which have been posted in the corporate governance section of our Web site at www.firstam.com and are available in print to any shareholder who requests them. Such request should be sent to the secretary at our address indicated on the first page of this proxy statement. In addition to stating the standards that our Board applies in determining whether or not its members are independent of our Company and its management, these guidelines state the qualifications and responsibilities of our directors and describe fundamental aspects of our Board and its key committees.

Compensation Committee Interlocks and Insider Participation

During 2006, the Compensation Committee of our Board consisted of Messrs. Argyros, Beban, Davis, Doti and Douglas, all of whom are non-employee directors. There are no compensation committee interlocks involving any of the members of our Compensation Committee.

Report of the Audit Committee

The Audit Committee of the Board reviews the Company’s accounting policies and financial reporting and disclosure practices, system of internal controls, audit process and the process for monitoring compliance with laws, regulations and corporate policies. The Board adopted a revised written charter for the Audit Committee on May 8, 2003. The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed them with management.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee received from PricewaterhouseCoopers the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and be filed with the U.S. Securities and Exchange Commission.

Audit Committee J. David Chatham, Chairman Roslyn B. Payne D. Van Skilling Herbert B. Tasker

Section 16(a) Beneficial Ownership Reporting Compliance

Rules adopted by the SEC require our officers and directors, and persons who own more than ten percent of our issued and outstanding common shares, to file reports of their ownership, and changes in ownership, of our shares with the SEC on prescribed forms. Officers, directors and greater-than-ten-percent shareholders are required by the SEC’s rules to furnish us with copies of all such forms they file with the SEC.

Based solely on the review of the copies of the forms received by us, or written representations from reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, during our fiscal year ended December 31, 2006, our officers, our directors and the greater-than-ten-percent beneficial owners that we know of complied with all such filing requirements, except as follows: John Long’s option grant which took place on January 13, 2006, was reported late and Dennis Gilmore inadvertently omitted 2,059 reportable shares from his Section 16 filings when he became a reporting person on February 12, 2003.

Relationship with Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (PwC) has been selected by our Audit Committee as our independent registered public accounting firm to audit our books and accounts, as well as those of our subsidiaries, for the year ending December 31, 2006. PwC has served as our independent accountants since 1954.

A representative of PwC is expected to be present at the meeting. The representative will have the opportunity to make any desired statement and to answer any appropriate questions by our shareholders.

Principal Accounting Fees and Services

The aggregate fees billed for each of the last two fiscal years for professional services rendered by our principal independent registered public accounting firm in the four categories of service set forth in the table below are as follows:

Aggregate fees billed in year	2006(a)	2005(a)
Audit Fees	6,762,901	$5,359,076
Audit-Related Fees(b)	207,123	255,065
Tax Fees(c)	303,973	342,076
All Other Fees	6,242	-0-

(a)	The fees reflected in the table do not include fees incurred by First Advantage Corporation, the Company’s publicly traded subsidiary that separately engages PwC and reports such fees.

(b)	These fees were incurred primarily for due diligence, controls reviews and consultations concerning financial accounting and reporting standards.

(c)	These fees were incurred for tax advice, compliance and planning.

Our Audit Committee’s policy is to pre-approve all engagements of our independent principal registered public accounting firm for audit and non-audit services. Those engagements for which payment by our Company would exceed $25,000 for non-audit services or $50,000 for audit services must be pre-approved by the Audit Committee or a designated member of that committee on an individual basis. The Audit Committee has pre-approved all engagements included in the “audit-related,” “tax” and “other” categories in the table above.

Shareholder Proposals

In order for a proposal by you or your fellow shareholders to be included in the proxy statement and form of proxy solicited by our Board for our next annual meeting of shareholders, the proposal must be received no later than December 14, 2007. This date assumes that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the date of the current annual meeting. If such an event occurs, we will provide you with notice in our earliest possible quarterly report on Form 10-Q of the date by which such proposals must be received in order to be included in the proxy materials.

If you or your fellow shareholders wish to submit a proposal for consideration at next year’s annual meeting without having the same included in the proxy statement and form of proxy solicited by our Board, you should inform our secretary no later than February 26, 2008, of your intention to do so. If you wait longer, the holders of the proxies solicited by our Board may vote on your proposal(s) at their discretion even if they are not mentioned in the proxy statement and form of proxy solicited by our Board.

Appraisal Rights

You are not entitled to appraisal rights in connection with the approval of the proposals to be voted upon at the meeting.

General Information

We will, upon the written request of any person who is a beneficial owner of our common shares on the record date for the annual meeting, furnish without charge a copy of our Annual Report filed with the SEC on Form 10-K for the year 2006 and will furnish, at a charge of $10, a copy of the exhibits thereto. Such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the secretary at our address indicated on the first page of this proxy statement.

The Board is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.

By Order of the Board of Directors Kenneth D. DeGiorgio Senior Vice President, General Counsel

Santa Ana, California

April 10, 2007

5
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ARTESIA
FRWY
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RIVERSIDE
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FRWY
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GARDEN
22
GROVE
FRWY
MESA
JAMBOREE RD
BRISTOL ST
MAIN ST
5
405
FIRST AMERICAN HOME OFFICE
MACARTHUR
BEACH BLVD
1
COSTA
55
JOHN WAYNE AIRPORT
405
133
JAMBOREE RD
SAN JOAQUIN HILLS TRANS CORR
CYN
LAGUNA
73
5
1
COAST HWY
COLUMBINE AVE
MAPLE
HALLADAY
S. MAIN ST
MACARTHUR PL
FIRST AMERICAN S
IMPERIAL PROM
FIRST AMERICAN WAY
55
1 First American Way
MACARTHUR BLVD

From San Diego: Take I-5 north, transition to I-405 north to 55 north. Exit MacArthur Blvd., turn left under freeway to Imperial Prom. Right to First American Way.

From Los Angeles: Take I-5 south, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to Imperial Prom. Right to First American Way.

From Riverside: Take 91 west, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to Imperial Prom. Right to First American Way.

Annual Meeting of Shareholders of

The First American Corporation

Thursday, May 24, 2007

2:00 p.m.

At the home office of

The First American Corporation

1 First American Way, Santa Ana, California 92707

Your Vote Is Important to the Company!

You can vote in one of three ways:

1.	Call toll-free 1-877-482-6133 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

2.	Vote online at our Internet address: www.proxyvoting.com/firstamer

3.	Mark, sign and date your proxy card and return it promptly in the enclosed postpaid envelope.

See detailed instructions on the reverse side of this form.

Ú  FOLD AND DETACH HERE  Ú

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The First American Corporation

1 FIRST AMERICAN WAY • SANTA ANA, CALIFORNIA 92707 • 714-250-3000

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of The First American Corporation hereby appoints D. P. Kennedy, Parker S. Kennedy and Kenneth D. DeGiorgio, and each of them, with power to each of substitution, to attend the annual meeting of the shareholders of said corporation to be held May 24, 2007, at 2:00 p.m. at the home office of The First American Corporation, 1 First American Way, Santa Ana, California, and any adjournments or postponements thereof; and to vote the shares of the undersigned at such meeting with respect to the election of directors and ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of The First American Corporation, as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person, including the right in their discretion to cumulate and distribute the aggregate cumulative votes in respect of such shares as they choose among those nominees as to whom the undersigned has not withheld authority; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR THE PROPOSALS.

(Continued and to be signed on other side)

Online Access Is Here!

Using the telephone or Internet, you can vote any time, 24 hours a day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To vote your proxy by telephone, follow these instructions:

1.	Call toll-free 1-877-482-6133 on a touch-tone telephone
2.	Have your proxy card in hand when you call; you will be prompted to enter your 7-digit Control Number that is located below
3.	Follow the simple instructions the Vote Voice provides you

Option A:    To vote as the Board of Directors recommends on ALL proposals: Press 1

Option B:    If you choose to vote on each item separately: Press 0

To vote your proxy online, follow these instructions:

1.	Read the enclosed proxy statement and proxy card
2.	Go to the Web site www.proxyvoting.com/firstamer
3.	Enter the 7-digit Control Number located on your proxy card below
4.	Follow the instructions posted at the Web site

To vote by mail, follow these instructions:

1.	Mark, sign and date your proxy card
2.	Return your proxy card in the postpaid envelope we’ve provided or return it to First American Trust, FSB Attn: Transfer Department, 5 First American Way, Santa Ana, CA 92707-5913

If you vote by telephone or Internet,

please do not mail your proxy card.

Thank you for voting.

Control Number

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(Continued from other side)

The Board of Directors recommends a vote FOR items 1 and 2 listed below.

1.	Election of Directors FOR ❑ all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY ❑ for all nominees listed below

(01) George L. Argyros, (02) Gary J. Beban, (03) J. David Chatham, (04) William G. Davis, (05) James L. Doti, (06) Lewis W. Douglas, Jr., (07) D. P. Kennedy, (08) Parker S. Kennedy, (09) Frank E. O’Bryan, (10) Roslyn B. Payne, (11) D. Van Skilling, (12) Herbert B. Tasker, (13) Virginia M. Ueberroth and (14) Mary Lee Widener.

(INSTRUCTION: to withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) on the line below.)

2.	Ratification of selection of PricewaterhouseCoopers LLP as First American’s Independent Registered Public Accounting Firm for 2007 FOR ❑ AGAINST ❑ ABSTAIN ❑

Control Number

Dated	, 2007

Please sign exactly as name appears on stock certificate as shown hereon.

If shares are jointly held, this proxy should be signed by each such joint owner. Executors, administrators, guardians, trustees or others signing in a fiduciary capacity should state their full title as such. A proxy executed by a corporation should be signed in its name by its president or any vice president and attested to by its secretary or an assistant secretary; if otherwise executed, please furnish proof of authority.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.